                                  SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION


                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]   Preliminary Information Statement     [ ]   Confidential, for Use of the
                                                  Commission Only (as permitted
[X]   Definitive Information Statement            by Rule 14c-5(d)(2))


                            Fair Grounds Corporation

-------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

         [X]      No Fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials

[ ]      Check box if any part of the fee is offset as provided by Exchange

         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No. 1:

         (3)      Filing Party:

         (4)      Date Filed:

                            FAIR GROUNDS CORPORATION
                             1751 Gentilly Boulevard
                          New Orleans, Louisiana 70119

                            FAIR GROUNDS CORPORATION
                             1751 Gentilly Boulevard
                          New Orleans, Louisiana 70119

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Fair Grounds Corporation:


         Please take notice that a special meeting of shareholders of Fair Grounds Corporation (the "Company") will be held on Tuesday, November 28, 2000, at 10:00 a.m., Central Time, at the Fair Grounds Race Course, 1751 Gentilly Boulevard, New Orleans, Louisiana, for the purpose of considering and voting upon proposals to amend the Company's Articles of Incorporation to (i) effect a reclassification of the common shares of the Company in the form of a reduction of authorized shares and a reverse stock split, authorize the payment of cash in lieu of fractional shares, and provide a cash payment of $40.00 per share of outstanding common shares in lieu of the issuance of any resulting fractional shares and (ii) eliminate the requirement that directors of the Company have actual ownership or all legal or constructive control of at least 400 common shares of the Company.

         The Board of Directors has fixed the close of business on October 3, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and at any adjournment thereof. A list of such shareholders will be available for inspection at the time and place of meeting.

         All shareholders are cordially invited to attend the meeting at which pastries and refreshments will be served.


                                     By Order of the Board of Directors



                                     David R. Sherman
                                     Secretary


November 3, 2000

                            FAIR GROUNDS CORPORATION
                             1751 GENTILLY BOULEVARD
                          NEW ORLEANS, LOUISIANA 70119

                              INFORMATION STATEMENT


                         SPECIAL MEETING OF SHAREHOLDERS
                               NOVEMBER 28, 2000


                                  INTRODUCTION


         This Information Statement is being furnished to shareholders of Fair Grounds Corporation (the "Company") in connection with a special meeting of shareholders which is to be held on Tuesday, November 28, 2000, at 10:00 a.m., Central Time, at the Fair Grounds Race Course, 1751 Gentilly Boulevard, New Orleans, Louisiana. The telephone number of the Company is (504) 944-5515. This Information Statement is being first sent or given to shareholders on or about November 3, 2000.


         At the special meeting, the Company's shareholders will consider and vote upon two proposed amendments to the Company's Articles of Incorporation. One of the proposed amendments (the "Reclassification Amendment") effects a reclassification of the common shares of the Company in the form of a reduction of authorized shares and a reverse stock split, authorizes the payment of cash in lieu of fractional shares, and provides a cash payment of $40.00 per share of outstanding common shares in lieu of the issuance of any resulting fractional shares. The other proposed amendment (the "Director Share Ownership Amendment") eliminates the requirement that directors of the Company have actual ownership or all legal or constructive control of at least 400 common shares of the Company. The Reclassification Amendment and the Director Share Ownership Amendment are sometimes referred to in this Information Statement as the "Proposed Amendments."

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY

         THE TRANSACTION DESCRIBED IN THIS INFORMATION STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                     SUMMARY


         The following is a summary of material information contained in this Information Statement. It is not intended to be a complete explanation of all the matters which it covers, and much of the information contained in this Information Statement is not covered by this summary. The information contained in this summary is qualified in all respects by reference to the detailed discussion of these matters contained elsewhere in this Information Statement. Shareholders are urged to read this Information Statement, including the annexes, in its entirety.


         This Information Statement contains certain forward-looking statements that are based upon the beliefs and assumptions of, and information available to, the management of the Company at the time such statements are made. In addition, other written or oral statements which constitute forward-looking statements may be made by or on behalf of the Company. Words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", or variations of such words and similar expressions are intended to identify such forward-looking statements. The statements are not guaranties of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

PURPOSE OF THE MEETING

         At the special meeting of shareholders of the Company, shareholders will consider and vote on two proposed amendments to the Company's Articles of Incorporation.


         One proposed amendment (the "Reclassification Amendment") effects a reclassification of the common shares of the Company in which the number of common shares the Company is authorized to issue is reduced from 600,000 to 3,000 and each 200 common shares of the Company issued and outstanding or held as treasury shares on the effective date of the reclassification is combined into 1 common share of the Company, unless that combination results in the reclassification constituting a "business combination" within the meaning of
Section 12:132 of the Business Corporation Law of Louisiana, in which case the largest whole number of shares less than 200 that does not result in the reclassification constituting a business combination will be combined into 1 common share of the Company (the "Reverse Stock Split"). If the Reverse Stock Split is effected at a ratio of 1 new common share for each 200 common shares outstanding immediately prior to its effectiveness, the number of common shares outstanding will be reduced from 468,580 to approximately 2,209 and the number of record holders of common shares will be reduced to fewer than 100. The Reclassification Amendment provides that no fractional shares will be issued in connection with the Reverse Stock Split and authorizes the payment of cash in lieu of fractional shares. Pursuant to the Reclassification Amendment, each person who would otherwise be entitled to receive a fractional share will receive a cash payment in the amount of $40.00 per share for each common share held by that person immediately prior to the effectiveness of the Reverse Stock Split that is not combined with other common shares to constitute a whole share as a part of the Reverse Stock Split. The following chart illustrates the effects of the Reverse Stock Split on the record holders of various numbers of common shares of the Company, assuming the Reverse Stock Split is effected at a 1 for 200 ratio:



         Number of Shares           Number of Shares            Cash in Lieu
            Pre Split                  Post Split           of Fractional Shares
         ----------------           ----------------        --------------------
                 1                          0                      $   40
               100                          0                       4,000
               199                          0                       7,960
               200                          1                           0
               201                          1                          40
               275                          1                       3,000
               399                          1                       7,960
               400                          2                           0
               401                          2                          40
               450                          2                       2,000
               599                          2                       7,960




         The other proposed amendment (the "Director Share Ownership Amendment") eliminates the requirement in the Company's Articles of Incorporation that directors of the Company have actual ownership or all legal or constructive control of at least 400 common shares of the Company. The Reclassification Amendment and the Director Share Ownership Amendment are sometimes referred to in this Information Statement as the "Proposed Amendments."

DATE, TIME AND PLACE OF SPECIAL MEETING


         The special meeting will be held on Tuesday, November 28, 2000 at 10:00 a.m. Central Time, at the Fair Grounds Race Course, 1751 Gentilly Boulevard, New Orleans, Louisiana for the purpose of considering and voting upon the Proposed Amendments. The Board of Directors is not soliciting proxies in connection with the special meeting and proxies are not requested from shareholders.


VOTING SECURITIES AND RECORD DATE


         Common shares, with no par value, are the only voting securities of the Company. Holders of record of common shares outstanding at the close of business on October 3, 2000 will be entitled to one vote for each common share held of record on the record date upon each matter presented to the shareholders to be voted upon at the special meeting. At the close of business on October 3, 2000, the Company had outstanding 468,580 common shares. The presence, in person or by proxy, of a majority of the common shares of the Company outstanding on the record date will constitute a quorum for the transaction of business at the special meeting.

REQUIRED VOTE


         Pursuant to the Company's Articles of Incorporation and the Business Corporation Law of Louisiana, the affirmative vote of the holders of a majority of the common shares which are present in person or by proxy at the special meeting is required to approve each of the Proposed Amendments. Although the Company is not soliciting proxies in connection with the special meeting, any proxies sent to the Company which are marked "abstain" with respect to the approval of the Proposed Amendments will be counted for the purpose of determining the number of common shares represented at the meeting but will have the same effect as a negative vote for the purpose of determining whether the requisite vote has been obtained.


EXCHANGE OF CERTIFICATES AND PAYMENT FOR FRACTIONAL SHARES


         If the Reverse Stock Split is effected, each 200 common shares of the Company issued and outstanding or held as treasury shares on the effective date of the Reverse Stock Split as reflected on the Company's stock transfer records will be combined into 1 common share of the Company, unless the Board of Directors determines that such combination would result in the reclassification constituting a "business combination" within the meaning of Section 12:132 of the Business Corporation Law of Louisiana, in which case the largest whole number of shares less than 200 that will not result in the reclassification constituting a business combination will be combined into 1 common share of the Company. Such determination will be made promptly after the Reclassification Amendment is filed with the Secretary of State of Louisiana and receipt of stock transfer records from the Company's transfer agent reflecting the record ownership of the Company's common shares as of the date of filing of the Reclassification Amendment. No fractional shares will be issued in connection with the Reverse Stock Split. Instead, each record holder who would otherwise be entitled to receive a fractional share will receive a cash payment in the amount of $40.00 per share for each common share held by that person immediately prior to the effectiveness of the Reverse Stock Split that is not combined with other common shares to constitute a whole share as a part of the Reverse Stock Split.



         Shareholders should not send in their stock certificates now. If the Reverse Stock Split is approved and effected, the Company or its transfer agent will send shareholders of record instructions for submitting their stock certificates in exchange for certificates representing new common shares, if any, and cash in lieu of fractional shares. See "The Reverse Stock Split - Special Factors - Exchange of Certificates and Payment for Fractional Shares."


FAIRNESS OF THE REVERSE STOCK SPLIT


         The Board of Directors believes that the Reverse Stock Split is fair to the Company and to the shareholders of the Company, including the unaffiliated shareholders. Marie G. Krantz and Bryan G. Krantz, individually, believe that the Reverse Stock Split is fair to the unaffiliated shareholders of the Company and considered the same factors as the Board considered in reaching that conclusion. All references to conclusions by the Board as to fairness and to factors considered by the Board apply as well to Marie G. Krantz and Bryan G. Krantz (collectively, the "Krantzes"). The Board of Directors is not making any recommendation with respect to the manner in which shareholders vote their shares inasmuch as the members of the Board of Directors and the executive officers, including the Krantzes, beneficially own enough shares to approve the Reclassification Amendment. See "The Reverse Stock Split - Special Factors - Fairness of the Reverse Stock Split."


VALUATION AND OPINION OF DUFF & PHELPS

         Duff & Phelps, LLC ("Duff & Phelps") was engaged by the Board of Directors of the Company to assist the Board in determining the fair market value of the Company's common shares and to provide an opinion to the Board as to the fairness of the cash consideration to be paid in lieu of the issuance of fractional shares as part of the Reverse Stock Split. Duff & Phelps has advised the Board that, in its opinion, $40.00 per share to be paid in lieu of the issuance of fractional shares is fair from a financial point of view. See "The Reverse Stock Split - Factors Valuation Report and Opinion of Duff & Phelps."


FINANCING OF THE REVERSE STOCK SPLIT


         The Board estimates that the total cost to be incurred by the Company in the Reverse Stock Split for payment of fractional share interests, including transactional expenses of approximately $190,000, will be approximately $1,265,000. The Company intends to finance the transaction from working capital and, if necessary, the Company's outstanding line of credit. See "The Reverse Stock Split - Financing of the Reverse Stock Split."


CONDUCT OF THE COMPANY'S BUSINESS AFTER THE REVERSE STOCK SPLIT


         If the Reverse Stock Split is effected, the Company intends to terminate the registration of its common shares under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Thereafter, the Company will cease the filing of periodic reports, proxy and information statements and other reports and documents otherwise required to be filed with the Securities and Exchange Commission (the "SEC"). See "The Reverse Stock Split - Factors - Reasons for the Reverse Stock Split," and "The Reverse Stock Split - Factors - Conduct of the Company's Business After the Reverse Stock Split."


REASONS FOR THE REVERSE STOCK SPLIT


         The Board believes that neither the Company nor its shareholders derives any material benefit from the continued registration of the Company's common shares under the 1934 Act and that the monetary expense and burden to management of continued registration significantly outweigh any benefits that may be received by the Company or its shareholders as a result of such registration. See "The Reverse Stock Split - Factors - Reasons for the Reverse Stock Split."


CURRENT BUSINESS OF THE COMPANY


         The Company is the owner of the Fair Grounds Race Course in New Orleans, Louisiana, at which thoroughbred horse racing, off-track betting and video poker gaming are conducted. In addition to its live racing operations, the Company operates four "tele-tracks" for off-track betting at locations in St. Bernard, Jefferson, St. John and LaFourche Parishes, Louisiana, as well as a tele-track facility located at the Fair Grounds Race Course. The Company is planning to open a new tele-track in Jefferson Parish during the second quarter of fiscal 2001. Through Finish Line Management Corporation ("Finish Line"), an affiliate, the Company operates five tele-track facilities in Terrebonne, St. Tammany and Jefferson Parishes, Louisiana. At each location, the Company makes available pari-mutuel wagering and food and beverage services to the public and receives revenues from such services. Video poker wagering is conducted at all locations other than the two facilities located in St. Tammany Parish.


FEDERAL INCOME TAX CONSEQUENCES


         The receipt of new common shares in exchange for presently outstanding common shares will not result in recognition of gain or loss to the shareholder. The receipt of cash by a shareholder pursuant to the Reverse Stock Split will be a taxable transaction for federal income tax purposes. See "The Reverse Stock Split - Factors - Federal Income Tax Consequences."


APPRAISAL RIGHTS; ESCHEAT LAWS


         Pursuant to the Business Corporation Law of Louisiana, there will be no appraisal rights for dissenting shareholders if the Reverse Stock Split is approved. Under state escheat laws, any cash for fractional interests not claimed by the shareholder entitled to it may escheat to, and be claimed by, various states. See "The Reverse Stock Split - Factors - Appraisal Rights; Escheat Laws."

                               GENERAL INFORMATION

VOTING SECURITIES AND RECORD DATE


         Common shares, with no par value, are the only voting securities of the Company. Holders of record of common shares outstanding at the close of business on October 3, 2000 will be entitled to one vote for each common share held of record on the record date upon each matter presented to the shareholders to be voted upon at the special meeting. At the close of business on October 3, 2000, the Company had outstanding 468,580 common shares. The presence, in person or by proxy, of a majority of the common shares of the Company outstanding on the record date will constitute a quorum for the transaction of business at the special meeting.


REQUIRED VOTE


         Pursuant to the Company's Articles of Incorporation and the Business Corporation Law of Louisiana, the affirmative vote of the holders of a majority of the common shares who are present in person or by proxy at the special meeting is required to approve each of the Proposed Amendments. Although the Company is not soliciting proxies in connection with the special meeting, any proxies sent to the Company which are marked "abstain" with respect to the approval of the Proposed Amendments will be counted for the purpose of determining the number of common shares represented at the meeting but will have the same effect as a negative vote for the purpose of determining whether the requisite vote has been obtained.


         The directors and executive officers of the Company have advised the Company that they intend to vote their common shares in favor of the Proposed Amendments. The directors and executive officers of the Company beneficially own, in the aggregate, 344,535 common shares of the Company which constitute approximately 73.5% of the outstanding common shares. See "Beneficial Ownership of Common Shares."

                             THE REVERSE STOCK SPLIT


         The Board of Directors of the Company has adopted a resolution, subject to shareholder approval, that the Company's Articles of Incorporation be amended to effect a reclassification of the common shares of the Company in which (i) the number of common shares that the Company is authorized to issue is reduced from 600,000 shares, with no par value, to 3,000 shares, with no par value, (ii) each 200 common shares issued and outstanding or held as treasury shares on the effective date of the amendment as reflected on the Company's stock transfer records is combined into 1 new common share, unless that combination results in the reclassification constituting a "business combination" within the meaning of
Section 12:132 of the Business Corporation Law of Louisiana, in which case the whole largest number of shares less than 200 which does not result in the reclassification constituting a business combination will be combined into 1 new common share of the Company and (iii) in lieu of issuing any fractional shares resulting from the reclassification, the Company is authorized to pay and pays to any record holder who would otherwise be entitled to receive a fractional share a cash payment in the amount of $40.00 per share for each common share held by that person immediately prior to the effectiveness of the Reverse Stock Split that is not combined with other common shares to constitute a whole share as a part of the Reverse Stock Split.

         The following chart illustrates the effects of the Reverse Stock Split on the record holders of various numbers of common shares of the Company, assuming the Reverse Stock Split is effected at a 1 for 200 ratio:



         Number of Shares       Number of Shares              Cash in Lieu
            Pre Split              Post Split             of Fractional Shares
         ----------------       ----------------          --------------------
                 1                     0                         $   40
               100                     0                          4,000
               199                     0                          7,960
               200                     1                              0
               201                     1                             40
               275                     1                          3,000
               399                     1                          7,960
               400                     2                              0
               401                     2                             40
               450                     2                          2,000
               599                     2                          7,960



         If the Reverse Stock Split is effected at a ratio of one new common share for each 200 outstanding common shares, approximately 350 of the 414 record holders as of October 3, 2000 will cease to be shareholders of the Company, permitting the Company to deregister its common shares under the 1934 Act since it will have fewer than 300 record holders.


         The text of the Reclassification Amendment effecting the Reverse Stock Split is as follows:

         That Article VI of the Articles of Incorporation be deleted and the following be inserted in lieu thereof:

                                   ARTICLE VI

         The total number of shares of this Corporation shall be Three Thousand (3,000) common shares of no par value. All common shares shall, upon issuance, be deemed fully paid stock and not liable to any further call or assessment. Such common shares may be issued by the Corporation from time to time by the Board of Directors thereof, without the necessity of any authority by the shareholders, except as otherwise required by law. The Corporation may, in lieu of issuing fractional shares or scrip, pay to any person who would otherwise be entitled to receive a fractional share an amount in cash equal to the fair value of such fractional share, as determined by the Board of Directors. All of the voting rights of this Corporation shall be vested in the holders of common shares.

         Upon the effectiveness of this amendment, each common share of the Corporation issued and outstanding or held by the Corporation as a treasury share at such time shall be reclassified and converted into a fractional share equal to the product of (a) one (1) and (b) one two-hundredth (1/200) or such other fraction determined as set forth below (the "Conversion Fraction"). If the reclassification of the common shares of the Corporation using a Conversion Fraction of one two-hundredth (1/200) constitutes a "Business Combination" within the meaning of Section 132 of the Business Corporation Law of Louisiana (LSA-R.S. 12:132), then the Conversion Fraction shall be a fraction the numerator of which is one (1) and the denominator of which is the largest whole number less than two hundred (200) that does not result in such reclassification and conversion being a Business Combination, in each case, as determined by the Board of Directors of the Corporation. In lieu of issuing any fractional shares resulting from such reclassification and conversion, the Corporation shall pay to each person who would otherwise be entitled to receive a fractional share an amount in cash equal to the product of (aa) Forty and no/100 Dollars ($40.00) and (bb) the fraction of a share to which such person would otherwise be entitled and (cc) the reciprocal of the Conversion Fraction.

         The Board of Directors intends to file the Reclassification Amendment as soon as is reasonably practicable following approval by the shareholders.

However, the Board of Directors has reserved the right to abandon the Reverse Stock Split at any time prior to its effectiveness, even after the approval thereof by shareholders, if circumstances arise which, in the opinion of the Board of Directors, make such abandonment advisable, such as, but not limited to, (i) any legal action or proceeding concerning the Reverse Stock Split or, in the opinion of the Board of Directors, materially adversely affecting the Company, being instituted or threatened in any court or by or before any governmental agency, or (ii) there shall have been, in the opinion of the Board of Directors, any material change in the business, financial condition or operations of the Company which in the opinion of the Board of Directors makes such abandonment advisable.

                                 SPECIAL FACTORS

BACKGROUND OF THE PROPOSED REVERSE STOCK SPLIT

         In December 1993, the Company's grandstand, clubhouse, paddock and administrative facilities were destroyed by fire, as a result of which the Company operated out of temporary facilities from January 1994 until November 1997 while its new facilities were being constructed. During that period management devoted substantial time to arranging for financing for, and to the construction of, the new facilities and to legal proceedings related to the fire, in addition to the time devoted to the Company's thoroughbred horse racing, pari-mutuel wagering and other gaming operations. Throughout that period and until December 1997, there was substantial uncertainty as to the outcome of litigation instituted by the Company to collect insurance proceeds and damages related to the fire. With the completion of the new facilities in November 1997 and settlement or disposition of most of the litigation related to the fire by December 1997, in fiscal 1998 and fiscal 1999 management focused on promotion of the Company's new facilities, enhancing the Company's simulcasting of its live races and normalizing operations after the disruptions occasioned by the fire.



         In late 1999, with the Company having completed two fiscal years of operations in its new facilities and the fire-related litigation substantially completed, the Company's management began considering the benefits and detriments of the Company's "going private." Management determined that the Company spends approximately $80,000 each year in satisfying its obligations under the 1934 Act and noted that the Company also incurs intangible costs to the extent that compliance with the 1934 Act diverts management's attention from the business of the Company. Management determined that the Company derived little, if any, of the benefits usually associated with being a public company in that there is no significant trading market for the common shares of the Company and the Company has not raised, and does not presently intend to raise, capital or effect acquisitions with its common shares.



         Management examined possible alternatives for going private and presented the concept of going private to the Board of Directors at a meeting of the Board of Directors on June 27, 2000, at which all directors other than Richard Katcher were present. At that meeting, management expressed its views, as outlined above, as to the benefits and detriments of going private and the possible alternatives for going private. In addition, Berkowitz, Lefkovits, Isom & Kushner, P.C., counsel for the Company, reviewed the provisions of Louisiana law related to certain "business combinations" as set forth in Sections 12:132-12:134 of the Business Corporation Law of Louisiana (the "Fair Price Law") and the special voting requirements that apply to business combinations under the Fair Price Law. The Fair Price Law provides that a business combination, as defined in the Fair Price Law, must be approved by the affirmative vote of at least 80% of the outstanding shares of the voting stock of the corporation and 66 2/3% of the votes entitled to be cast by holders of voting stock not held by interested shareholders, in addition to any vote otherwise required by law or the corporation's articles of incorporation. These special voting requirements do not apply to the Reverse Stock Split because it is not a business combination under the Fair Price Law. At the June 27 meeting, the Board considered an issuer tender offer and a cash-out merger as a means of going private but rejected both of those alternatives because there was no assurance that either would result in the Company being in a position to deregister its common shares. See "The Reverse Stock Split-Special Factors-Alternatives Considered." The Board also discussed a reverse stock split and authorized management and counsel for the Company to explore the advantages and disadvantages of a reverse stock split as a means of going private as well as the engagement of a financial advisor to assist in determining the fair market value of the Company's common shares in the event the Board decided to proceed with a going private transaction. Subsequent to that meeting, management and counsel for the Company reviewed various information about several financial advisors and communicated directly with Duff & Phelps, L.L.C. ("Duff & Phelps") and Mercer Capital Management, Inc. Based on a review of Duff & Phelp's qualifications and experience, a representative of Duff & Phelps was invited to make a presentation to the Company's Board of Directors.



         The Board of Directors again discussed the concept of going private at a meeting held on July 19, 2000, at which all of the directors were present. At that meeting a representative of Duff & Phelps made a presentation about the financial advisory services provided by Duff & Phelps and its qualifications to provide a valuation report and fairness opinion, including its experience in the gaming industry. The Board authorized management to continue its analysis of the advisability of the Company going private through a reverse stock split and approved the engagement of Duff & Phelps to prepare a valuation of the Company's common shares and, if requested by the Board, to render an opinion with respect to the fairness, from a financial point of view, of any consideration to be received by the Company's shareholders in connection with a reverse stock split. On August 1, 2000, representatives of Duff & Phelps visited Company facilities in New Orleans and met with management of the Company to obtain information for use in preparing its valuation report.



         At a special meeting of the Company's Board of Directors held on August 15, 2000, Duff & Phelps made an oral presentation on its preliminary findings with respect to the value of the Company's common shares and was available to answer questions regarding those findings. Duff & Phelps reported that it was utilizing a discounted cash flow analysis and a comparable company analysis to determine the fair market value of the Company's common shares. A representative of Duff & Phelps described the two methods of analysis and stated that it appeared, on a preliminary basis, that the value of the Company's common shares was in a range from $32.00 per share to $42.00 per share but that he expected the range to be narrowed once Duff & Phelps obtained additional information and completed its analyses. All of the members of the Board other than William K. Caldwell, Jr. were present at the August 15, 2000 meeting. Following the Board meeting, representatives of Duff & Phelps met with management and counsel for the Company to review in greater detail the preliminary findings and to obtain additional information about the Company. Thereafter, at a special meeting held on August 29, 2000, at which all of the directors were present, Duff & Phelps made a presentation to the Board and advised the Board that in its opinion the fair market value of the Company's common shares lies within the range of approximately $38.00 to $42.00 per share. Following such presentation and a discussion period, one of the Company's directors, Langdon H. Stone, recommended that $40.00 per pre-split share be paid in lieu of fractional shares if the Company effected a reverse stock split and, at the request of the Board of Directors, Duff & Phelps gave its oral opinion, that was confirmed in writing, that the payment of $40.00 per share for fractional shares is fair, from a financial point of view, to the shareholders of the Company who, as a part of a reverse stock split, would receive cash in lieu of fractional shares. The Board, after considering the factors discussed below, including the Duff & Phelps valuation report and fairness opinion, adopted the Reclassification Amendment and concluded that a payment of $40.00 per share in lieu of fractional shares would be fair to the shareholders, including unaffiliated shareholders, who would be cashed out as well as to the shareholders, including unaffiliated shareholders, who would retain an equity interest in the Company.


REASONS FOR THE REVERSE STOCK SPLIT


         The Board has determined that deregistering the common shares of the Company under the 1934 Act is in the best interests of the Company and its shareholders, including unaffiliated shareholders, and that a reverse stock split is the best means of reducing the number of record holders. The Board believes that it is an opportune time to enable the vast majority of shareholders to liquidate their shares easily, at a fair price and with no brokerage costs, recognizing that no active trading market currently exists with respect to the common shares. In connection therewith, the Board determined that the Company has available the financial resources needed to pay for any fractional shares which may be created in the Reverse Stock Split. The Board also believes that neither the Company nor its shareholders derives any material benefit from the registration of the common shares under the 1934 Act. Over the past 25 years, the Company has not raised capital through offerings of its common shares or utilized its common shares in connection with acquisitions of other businesses or assets, and the Company does not have any present intention to raise capital or effect acquisitions with its common shares. The Company does not have, and will likely not develop in the foreseeable future, any significant trading market for its common shares.


         The Company has incurred and would continue to incur substantial costs as a result of its status as a reporting company under the 1934 Act. It incurs direct costs, including legal, accounting, and printing fees, to prepare annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy solicitation or information statement materials and annual reports for distribution to shareholders prior to annual meetings. These direct costs are estimated to be approximately $80,000 per year. The Company also incurs substantial indirect costs because the Company's management is required to devote substantial time and attention to the preparation and review of these filings, the furnishing of information to shareholders and other shareholder matters. Since the Company has relatively few executive personnel, these indirect costs can be substantial. In light of the lack of benefits the Company has achieved from its status as a reporting company, the Board does not believe such costs are justified.

FAIRNESS OF THE REVERSE STOCK SPLIT


         The Board believes that the Reverse Stock Split is fair to, and in the best interests of, the shareholders of the Company, including the unaffiliated shareholders. Marie G. Krantz and Bryan G. Krantz, individually, believe that the Reverse Stock Split is fair to the unaffiliated shareholders of the Company and considered the same factors as the Board considered in reaching that conclusion. All references to conclusions by the Board as to fairness and to factors considered by the Board apply as well to Marie G. Krantz and Bryan G. Krantz. The Krantzes did not quantify or otherwise attach relative weights to the specific factors that they considered. The Board also believes that the process by which it approved the Reverse Stock Split is fair. However, the Board of Directors is not making any recommendation with respect to the manner in which shareholders vote with respect to the Reverse Stock Split inasmuch as the members of the Board and the executive officers of the Company, including the Krantzes, beneficially own enough shares to approve the Reverse Stock Split. See "Beneficial Ownership of Common Shares." The directors and executive officers of the Company, including the Krantzes, have advised the Company that they intend to vote their common shares in favor of the Reverse Stock Split.



         In reaching its determination that the Reverse Stock Split is fair to, and in the best interests of, the shareholders, including the unaffiliated shareholders, the Board considered, among other things, (i) the benefits and detriments to the Company and its shareholders in deregistering the Company's common shares under the 1934 Act, (ii) the means of effecting a "going private" transaction, (iii) the effects of the Reverse Stock Split on the Company and its shareholders, (iv) information with respect to the financial condition, results of operations, assets, liabilities, business and prospects of the Company, and current industry, economic and market conditions, and (v) the valuation of the common shares of the Company by Duff & Phelps and the opinion of Duff & Phelps as to the fairness, from a financial point of view, of the cash consideration to be paid in lieu of the issuance of fractional shares as part of the Reverse Stock Split. The Board determined that each of the foregoing factors generally supported the conclusion that the Reverse Stock Split is fair to the shareholders of the Company, including the unaffiliated shareholders.



         With respect to the factors addressed in clauses (i) and (iii) above, the Board considered a number of factors in determining whether it was in the best interests of the Company and its shareholders, including the unaffiliated shareholders, to undertake a transaction to reduce the number of record holders of the Company to less than 300 persons in order to terminate the registration of its common shares under the 1934 Act. The Board of Directors determined that a cost savings of approximately $80,000 per year could be achieved if the Company terminated the registration. The Board also considered the time and effort currently required of management to comply with the reporting and other requirements associated with the continued registration of the Company's common shares under the 1934 Act. The Board recognized that deregistration of the common shares of the Company would substantially reduce the information required to be furnished by the Company to shareholders and terminate the Company's obligations to make filings with the Securities and Exchange Commission. The Board also recognized that deregistration would likely negatively affect liquidity of the common shares and therefore could be detrimental to continuing shareholders and that unaffiliated shareholders who are not cashed out will continue to be minority holders in a privately-held company. However, the Board determined that neither the Company nor its shareholders derives any material benefit from the registration of the Company's common shares and noted that trading in the Company's common shares has been infrequent and sporadic for many years and that the Company does not have and will likely not develop in the future any significant trading market for its common shares. The Board also considered that a majority of the Company's shareholders would, as a result of a "going private" transaction, receive a fair value for all or a portion of their shares without any brokerage costs. After considering the relevant factors, the Board unanimously determined that neither the Company nor its shareholders derives any material benefit from the continued registration of the Company's common shares and that the monetary expense to the Company and the burden to management of continued registration significantly outweigh any benefit that may be received by the Company or its shareholders as a result of such registration. The Board recognized that certain shareholders would, as a result of the Reverse Stock Split, receive all cash and have no continuing equity interest in the Company, and therefore will not participate in the Company's future potential growth and earnings, while other shareholders would receive common shares and, in some instances, cash in the Reverse Stock Split and will have a continuing interest in the future potential earnings and growth of the Company. The Board believes that the Reverse Stock Split is fair to unaffiliated shareholders despite such difference in treatment because it believes that the value of the consideration to be received in each case is the same on a per share basis and because of the opportunity for shareholders to adjust their ownership of common shares prior to the Reverse Stock Split, as discussed below.



         With respect to the factor described in clause (ii) above, the Board considered several alternative means of effecting the deregistration and the likelihood of each resulting in the deregistration of the common shares of the Company. See "The Reverse Stock Split - Special Factors - Alternatives Considered." The Board also considered the procedure for effecting the Reverse Stock Split. The Board considered that the Reverse Stock Split is not structured to require the approval of a majority of the unaffiliated shareholders of the Company. While the Board recognizes that structuring the Reverse Stock Split in this manner may be viewed as weighing against the fairness of the Reverse Stock Split, the Board also recognizes that the Reverse Stock Split is being effected in accordance with the voting requirements under Louisiana law. The Board also took into account the limited voting activity of the Company's shareholders on matters submitted for their approval in the past as well as the failure of a number of shareholders of the Company to provide up-to-date mailing addresses for shareholder communications. The Board considered that it did not retain an unaffiliated representative to act solely on behalf of the unaffiliated shareholders for purposes of negotiating the terms of the Reverse Stock Split or preparing a report with respect to the fairness of the Reverse Stock Split and that shareholders have no appraisal rights in connection with the Reverse Stock Split but determined that those steps were unnecessary in that the Company had engaged Duff & Phelps to assist in determining the fair market value of the Company's common shares and to render an opinion as to the fairness, from a financial point of view, of the cash consideration to be paid in lieu of fractional shares as part of the Reverse Stock Split. The Board considered, and viewed as supporting the Reverse Stock Split, that, in light of the limited trading market for the common shares of the Company, the Reverse Stock Split provides many of the Company's shareholders with the opportunity to receive a fair value for all or a portion of their interests in the Company without incurring brokerage costs. The Board also noted that the Reverse Stock Split is structured so that shareholders of the Company may have an opportunity, after receiving notice of the proposed Reverse Stock Split, to adjust the number of common shares owned of record so that holders who would otherwise be cashed out can become continuing holders and holders who would otherwise continue to own shares may be able to divide or otherwise adjust their existing holdings of record so as to be cashed out as to some or all of their shares. The Board believes that the choice provided by this structure supports the Reverse Stock Split.



         With respect to the factors described in clause (iv) above, the Board of Directors unanimously concluded that the Reverse Stock Split is fair to the Company's shareholders, including unaffiliated shareholders, from a financial point of view. In reaching its determination, the Board considered the following factors: (i) current and historical market prices of the common shares, (ii) the net book value of the common shares, (iii) the going concern value of the Company, (iv) the liquidation value of the Company, (v) the absence of any firm offers made by any unaffiliated person during the past two years and (vi) the valuation report and fairness opinion of Duff & Phelps. In considering these factors, the Board took into account the presentation made by Duff & Phelps that included a review of the valuation methods described in clauses (ii), (iii) and
(iv) in the immediately preceding sentence.


         The Board reviewed the current and historical bid prices for the Company's common shares from the beginning of the first quarter of fiscal 1998 through the end of the fiscal 1999 and noted that the bid price ranged from a low of $15.50 to a high of $35.00. It also noted that in the period from the end of fiscal 1999 through the end of the third quarter of fiscal 2000 the bid price ranged from a low of $30.25 to a high of $37.00. The Board also noted that 600 shares traded at $45.00 per share on June 26, 2000 on the OTC Bulletin Board, the only reported trade at a price higher than $37.50 per share during the years 1999 and 2000. The Board also noted that 100 common shares traded at $33.25 on August 18, 2000 on the OTC Bulletin Board, the last trading day during which there was any reported trading activity prior to the August 29, 2000 meeting of the Board. The Board also took into account that trading in the Company's stock for many years has been and continues to be sporadic and relatively inactive and was of the view that a determination of the fair market value of the Company's common shares should not be based on limited trading activity on a single day.


         The net book value per share as of April 30, 2000 was approximately $66.21. While the Board recognized that the net book value per share of the Company's common shares is substantially in excess of the cash consideration to be paid for fractional shares and that payment to unaffiliated shareholders of cash in lieu of fractional shares that is less than net book value may be viewed as weighing against the fairness of the Reverse Stock Split, the Board determined that net book value per share is not an appropriate measure of the fair market value of the Company's common shares because net book value per share is an accounting concept based on the historical costs of the Company's assets. The Board believes that the valuation methods used by Duff & Phelps are appropriate methods of determining the fair market value of the Company's common shares, and, accordingly believes that the Reverse Stock Split is fair to the shareholders of the Company, including the unaffiliated shareholders, even though net book value exceeds $40.00 per share. The Board also determined that liquidation value is not an appropriate measure of the fair market value of the Company's common shares because there is not a ready market for the Company's assets, especially in light of the single use nature of the material assets of the Company and the regulatory requirements that must be met by any purchaser intending to use the Company's facilities for pari-mutuel wagering and other gaming operations.



         The Board considered the value of the Company's common shares on a going concern basis, giving consideration to the earnings of the Company over the past few years, the outlook for the Company, the Company's financial condition, including current and future earnings and cash flow, the Board's knowledge of the business and prospects of the Company, and the valuation report of Duff & Phelps. The Board was advised by Duff & Phelps that in its view the two valuation methods used by it - discounted cash flow analysis and comparable company analysis - were the most appropriate methods for determining the fair market value of the Company's common shares and based on that information, as well as Duff & Phelps' review for the Board of other valuation methods as described above, the Board concluded that paying cash for fractional shares within the range of values determined by Duff & Phelps would be fair to the shareholders of the Company, including the unaffiliated shareholders. Duff & Phelps also advised the Board that it determined the fair market value of the Company's common shares on the basis of both of those valuation methods, taken together. It also noted in its valuation report that, while the comparable company valuation analysis range was $40.00 to $43.00 per share, the fair market value of the common shares of the Company would be at the lower end of that range due to relative differences in the Company's size, growth prospects, limited diversity of the Company's business lines and profitability. Based on such information, the Board believes that the $40.00 per share to be paid in lieu of fractional shares is fair to the shareholders of the Company, including the unaffiliated shareholders. While the Board recognizes that the Company's aggregate cash and cash equivalents at July 31, 2000 exceed the estimated cost of the Reverse Stock Split, the Board believes that the value of the Company's common shares should not be based solely on the value of a particular asset as of a particular date and, accordingly, does not view this to be an indication that the Reverse Stock Split is unfair to the shareholders, including the unaffiliated shareholders.



         In reaching its conclusion as to the fairness of the consideration to be paid for fractional shares, the Board did not give consideration to firm offers for the Company or shares representing control of the Company because, to its knowledge, no such firm offers were made. The Board is aware, however, that in the second half of 1999 management of the Company had discussions with Churchill Downs, Inc., which initiated those discussions, concerning the possible acquisition of the Company and Finish Line Management Corporation, a corporation privately held by members of management ("Finish Line"). In the course of those discussions, representatives from Churchill Downs visited the Company's and Finish Line's facilities and met with officers of the Company and Finish Line on two occasions. The discussions focused on an acquisition by Churchill Downs, Inc. of both the Company and Finish Line and did not address a purchase of the Company on a stand-alone basis. Management of Finish Line and the Company were not interested in continuing discussions with Churchill Downs, Inc. based on the preliminary acquisition terms suggested by Churchill Downs, Inc. and terminated those discussions in October 1999 without any firm offer for the Company being made and without discussing with Churchill Downs, Inc. any alternatives to such a purchase.



         The Board also considered the valuation report and fairness opinion provided by Duff & Phelps. See "The Reverse Stock Split - Special Factors - Valuation Report and Opinion by Duff & Phelps."



         In view of the circumstances and the wide variety of factors considered in connection with its evaluation of the fairness of the Reverse Stock Split, the Board did not find it practicable to assign relative weights to the factors considered in reaching its determination that the Reverse Stock Split, is fair to, and in the best interests of, the shareholders of the Company, including the unaffiliated shareholders. If any factor assisted the Board in its determination, the Board did not assign a relative weight to such factor and did not make a determination as to why a particular factor, as a result of the deliberations by the Board, should be assigned any weight. However, in their considerations, individual members of the Board of Directors may have given differing weights to different factors. Notwithstanding the foregoing, the Board gave significant weight to, and relied on, Duff & Phelps' valuation report and opinion in reaching its conclusion that the Reverse Stock Split is fair to the shareholders of the Company, including the unaffiliated shareholders, who would be cashed out as well as to those shareholders, including unaffiliated shareholders, who would retain an equity interest in the Company. In doing so, the Board took into account that the Duff & Phelps opinion was that the payment of $40.00 per share for fractional shares is fair, from a financial point of view, to the shareholders who would receive cash in lieu of fractional shares as a part of the Reverse stock Split. The Board also took into account that the Duff & Phelps opinion does not address the fairness of the consideration to the unaffiliated shareholders as a separate group of shareholders. Additionally, the Board took into account that the Duff & Phelps opinion does not address the fairness of the Reverse Stock Split to the shareholders, including unaffiliated shareholders, to the extent that their shares are not cashed out in the Reverse Stock Split. See "The Reverse Stock Split - Special Factors - Valuation Report and Opinion of Duff & Phelps."


VALUATION REPORT AND OPINION OF DUFF & PHELPS

Introduction

         Duff & Phelps has acted as financial advisor to the Company in connection with the proposed Reverse Stock Split and has assisted the Board of Directors in its examination of the fairness, from a financial point of view, of the consideration to be paid to the Company's shareholders for fractional shares in connection with the proposed Reverse Stock Split. Duff & Phelps is one of the nation's largest independent specialty investment banking and financial advisory firms and for over 60 years has been providing valuation and financial advisory services to clients ranging from small, privately held companies to large, publicly traded corporations. The Company selected Duff & Phelps as its financial advisor based upon Duff & Phelps' experience, ability and reputation for providing fairness opinions and other advisory services on a wide variety of corporate transactions.

         On July 19, 2000, the Board approved the engagement of Duff & Phelps to provide a valuation of the common shares of the Company and, if requested by the Board, to render an opinion with respect to the fairness, from a financial point of view, of the consideration to be received by the Company's shareholders in lieu of fractional shares. On August 15, 2000, Duff & Phelps made an oral presentation on its preliminary findings with respect to the value of the Company's common shares, and on August 29, 2000, Duff & Phelps made a presentation to the Board and advised the Board that in its opinion the fair market value of the Company's common shares is within the range of approximately $38.00 to $42.00 per share. At that meeting, Duff & Phelps gave its opinion that the payment of $40.00 per share for fractional shares is fair, from a financial point of view, to the shareholders of the Company who would receive cash in lieu of fractional shares as part of the proposed Reverse Stock Split. The full text of Duff & Phelps' written opinion is attached as Appendix A to this Information Statement.


         In preparing its valuation report and arriving at its fairness opinion, Duff & Phelps reviewed, among other items, the Company's annual reports and reports filed on Form 10-K including audited financial information for the fiscal years ended October 31, 1994 through 1999; certain interim announcements and quarterly reports on Form 10-Q and other public information for the Company; unaudited financial information in internal financial reports of the Company for the period ended July 31, 2000; and certain internal financial analyses and forecasts for the Company prepared by its management and provided to Duff
& Phelps for purposes of its analyses in regards to the proposed Reverse Stock Split and preparation of its report and opinion. Duff & Phelps also reviewed historical stock market prices and trading volume for the Company's common shares.

         Duff & Phelps reviewed industry and financial information, which included, among other items, financial and stock market data relating to publicly held companies which Duff & Phelps deemed relevant for comparative purposes to the Company. All industry information and data on public companies deemed comparable to the Company, in whole or in part, and used in Duff & Phelps analysis were obtained from regularly published industry and investment sources. In addition, Duff & Phelps held discussions with senior management of the Company regarding past, current, and projected operations and regarding discussions of the proposed Reverse Stock Split. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps did not make any independent appraisals of the assets or liabilities of the Company.

         In performing its analysis and rendering its report and opinion with respect to the proposed Reverse Stock Split, Duff & Phelps relied upon the accuracy and completeness of all information provided to it, whether obtained from public or private sources, including the Company's management, and did not attempt to independently verify any such information. Duff & Phelps notes that nothing has come to its attention in the course of its analysis to make Duff & Phelps believe that it is not reasonable to rely on the information described above, including the projections and reports of the management of the Company. Duff & Phelps' report and opinion further assume that information supplied and representations made by the Company's management regarding the Company and the background and terms of the proposed Reverse Stock Split are substantially accurate. Duff & Phelps' opinion is dated August, 29 2000. The opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of such date. The Company did not place any limitation upon Duff & Phelps with respect to the procedures followed or factors considered by Duff & Phelps in rendering its valuation report or its opinion.

Summary of Analyses


        In preparing its valuation report and opinion to the Board of Directors, Duff & Phelps performed the following financial and comparative analyses regarding the valuation of the Company: (i) a discounted cash flow analysis of the projected free cash flow of the Company; and (ii) a comparison of financial performance and market valuation ratios of the Company with those of publicly traded companies Duff & Phelps deemed relevant for purposes of its opinion. Duff & Phelps believed these analyses to be the most appropriate methods for determining the fair market value of the Company's common shares, and, based on such advice, as well as Duff & Phelps' review of other valuation methods, the Board concluded that it would not have other financial analyses performed.


         Discounted Cash Flow Analysis. Duff & Phelps performed a discounted cash flow analysis of the projected free cash flows of the Company. Free cash flow is defined as cash that is available to either reinvest in new businesses or to distribute to investors in the form of dividends, stock buybacks, or debt service. The projected free cash flows are discounted to the present at a rate which reflects the relative risk associated with these flows as well as the rates of return which both equity and debt investors could expect to realize on alternative investment opportunities.

         The Company's future free cash flows were based on projected revenues, net income, depreciation and amortization, working capital and capital expenditure requirements for the fiscal years ending October 31, 2000 through October 31, 2009. The Company's management provided Duff & Phelps with internal estimates of performance for the remainder of the fiscal year ending October 31, 2000. Duff & Phelps discounted the resulting free cash flows at rates of 12.5% to 13.5%. The discount rate range reflects, among other things, industry risks, the relatively small market capitalization of the Company, and current rates of return required by investors in equity instruments in general. The discounted cash flow analysis resulted in a marketable minority basis value, or a reasonable estimate of the price that a fully informed buyer would pay for a common share of the Company. The discounted cash flow analysis yielded a marketable minority price range of $38.20 to $42.00 per share.

         Comparable Company Analysis. In the comparable company analysis, Duff & Phelps selected a set of publicly traded companies based on comparability to the Company. Although no single company chosen is exactly similar to the Company, these companies share many of the same operating characteristics and are affected by many of the same economic forces. The value of the Company is derived from the rate at which these companies are capitalized in the market, after adjusting for differences in operations and performance.

         Using publicly available information, Duff & Phelps analyzed the historical financial performance, stock prices and resulting valuation multiples for the following seven gaming industry companies: Anchor Gaming, Autotote Corp., Canterbury Park Holding Corp., Churchill Downs, Inc., Colonial Downs Holdings, Dover Downs Entertainment, and Penn National Gaming (the "Fair Grounds Comparable Companies").

         Duff & Phelps compared the financial performance of the Company with the financial performance of the Fair Grounds Comparable Companies. Duff & Phelps adjusted all financial performance measures for extraordinary items. Comparative statistics reveal the following:

                    HISTORICAL FINANCIAL PERFORMANCE SUMMARY

                                (IN PERCENTAGES)

                                                         Fair Grounds    Median
                                                         ------------    ------
Five-Year Compounded Annual Growth in Revenues(1)            13.3         30.7
Five-Year Compounded Annual Growth in EBITDA(2)                NM(3)      35.0
Five-Year Average EBITDA margins(4)                          (1.1)        16.9
LTM EBITDA margins(5)                                         2.4         19.3
Five-Year Average Returns on Invested Capital                 0.5         12.4
LTM Returns on Invested Capital                               0.7         12.7

(1)   Five-year growth rates based on fiscal years 1994 through 1999

(2)   EBITDA = earnings before interest, taxes, depreciation and amortization

(3)   NM = not meaningful

(4)   Five-year averages are based on fiscal years 1995 through 1999

(5)   LTM = latest twelve months (April 30, 2000 for Fair Grounds)

         Duff & Phelps analyzed the stock prices for the Fair Grounds Comparable Companies as multiples of latest twelve months and projected cash flow and latest twelve months revenues. A summary of these multiples is as follows:

                            FAIR GROUNDS CORPORATION
                ANALYSIS OF PUBLICLY TRADED COMPARABLE COMPANIES
                               MARKET DATA SUMMARY

                              Capitalized Value as a Multiple of
                                     Operating Cash Flow
                         --------------------------------------------
                                                             Latest
                          Latest          Projected        12 Months'
                         12 Months       Fiscal Year        Revenues
=====================================================================
Range - High               7.5x              6.5x             1.8x
        Low                5.3               5.0              0.7
Mean                       6.9               5.9              1.4
Median                     7.1               6.1              1.4

Sources: Standard & Poor's Compustat Services, Inc. and First Call Corporation.


         The comparable company analysis yielded a marketable minority interest value of $40.00 to $43.00 per share. Duff & Phelps noted in its valuation report that the fair market value of the common shares of the Company would be at the lower end of that range due to relative differences in the Company's size, growth prospects, limited diversity of the Company's business lines and profitability. After consideration of the results from the discounted cash flow analysis and the comparable company analysis presented above, Duff & Phelps concluded that the fair market value of the common shares of the Company, on a marketable minority interest basis, is from $38.41 to $41.62 per share as of August 29, 2000.


         The foregoing is a summary of the process by which Duff & Phelps valued the common shares of the Company and rendered its opinion that the consideration to be paid in lieu of issuing fractional shares in connection with the Reverse Stock Split is fair, from a financial point of view, to those persons receiving cash in lieu of fractional shares in connection with the Reverse Stock Split. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the process underlying Duff & Phelps' fairness opinion. In arriving at its fairness opinion, Duff & Phelps considered the results of all such analyses taken as a whole. Furthermore, in arriving at its fairness opinion, Duff & Phelps did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. No company or transaction used in the above analyses as a comparison is identical to the Company. The analyses were prepared solely for purposes of Duff & Phelps valuing the common shares of the Company and providing its opinion to the Company's Board of Directors as to the fairness of the consideration to be received by the holders of the Company's common shares in the proposed Reverse Stock Split from a financial point of view and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses are based upon numerous factors or events beyond the control of the Company, its advisors or any other person, and are inherently uncertain. Actual future results may be materially different from those forecasts.

         The summary of the valuation report and opinion set forth in this Information Statement is qualified in its entirety by reference to the full text of the valuation report and the opinion which are incorporated herein by reference. The full text of the Duff & Phelps written opinion is attached as Appendix A to this Information Statement. A copy of the valuation report has been filed as an exhibit to the Schedule 13E-3 filed by the Company with the SEC. The valuation report and opinion of Duff & Phelps set forth certain assumptions made, procedures followed, matters considered, limitations on and scope of review by Duff & Phelps in rendering its valuation report and opinion. Copies of the valuation report will be made available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested shareholder of the Company or his representative who has been so designated in writing. The Schedule 13E-3 and the valuation report of Duff & Phelps are also available at the SEC's Web site at http://www.sec.gov. The Duff & Phelps valuation report and fairness opinion were rendered without regard to the necessity for, or level of, any restrictions, obligations or undertakings which may be imposed or required in the course of obtaining regulatory approvals for the proposed Reverse Stock Split.

Fee and other Information

         The engagement of Duff & Phelps was approved by the Board of Directors of the Company on July 19, 2000 and the terms of such engagement are set forth in an engagement letter dated August 4, 2000. As compensation for its services as financial advisor to the Company in connection with the proposed Reverse Stock Split, the Company agreed to pay Duff & Phelps a fee of $35,000 for services relating to the valuation report and to pay an additional fee of $25,000 if the Board of Directors requested Duff & Phelps to provide its opinion as to the fairness of the consideration to be paid in lieu of issuing fractional shares. No portion of the fee paid to Duff & Phelps is contingent upon the conclusion reached in its report or its opinion. In addition, the Company has agreed to reimburse Duff & Phelps for its reasonable out-of-pocket expenses, including the fees and expenses of its legal counsel, and to indemnify Duff & Phelps against certain liabilities, including liabilities under the federal securities laws, relating to, arising out of or in connection with its engagement. Except as reflected in this Information Statement, neither Duff & Phelps nor, to the best of its knowledge, any of its affiliates has had a material relationship during the past two years with the Company or any of its affiliates, nor is any material relationship contemplated.

ALTERNATIVES CONSIDERED

         The Board considered alternatives to the proposed Reverse Stock Split, including an issuer tender offer and a cash-out merger. The Board rejected these alternatives because there was no assurance that either alternative would result in the Company having fewer than 300 record holders and being able to deregister its common shares. The Board noted that trading in the common shares of the Company has been sporadic and relatively inactive for many years, that the Company has been unable to ascertain the location of many of its shareholders and that over 100 of the record holders own less than 20 shares each. Because of these facts, the Board was concerned that an issuer tender offer may not receive a sufficient response to result in the Company being in a position to deregister. The Board was also concerned, due to the unknown location of many of the Company's shareholders and the limited voting activity of the Company's shareholders in the past, that a cash-out merger would not receive the approval required by the Business Corporation Law of Louisiana and would, therefore, not result in the Company being in a position to deregister.

INTERESTS OF CERTAIN PERSONS AND POTENTIAL CONFLICTS OF INTEREST


         Shareholders should be aware that the Company's directors and executive officers have interests which may present them with conflicts of interest in connection with the Reverse Stock Split. Specifically, all of the directors and executive officers of the Company own common shares and will continue to be shareholders of the Company following the Reverse Stock Split. See "Beneficial Ownership of Common Shares." Based on the financial statements of the Company as of and for the nine months ended July 31, 2000 and as adjusted to give effect to the

Reverse Stock Split assuming the Reverse Stock Split was effected on July 31, 2000 for the purpose of the net book value computation and on November 1, 1999 for the purpose of the net earnings computation, as a result of the Reverse Stock Split at a 1 for 200 ratio, (1) the interest of the Krantzes collectively in the net book value and in the net earnings of the Company increases from 72.94% to 77.36%; (2) the net book value of the common shares beneficially owned by the Krantzes increases from $22,161,283 (actual) to $22,537,207 (pro forma); and (3) the interest of the Krantzes in the net earnings of the Company for the nine months ended July 31, 2000 decreases from $1,315,477 (actual) to $1,219,102 (pro forma).


CONDUCT OF THE COMPANY'S BUSINESS AFTER THE REVERSE STOCK SPLIT

         The Company intends, following the Reverse Stock Split, to terminate the registration of its common shares under the 1934 Act. The Company will then be relieved of the obligation to comply with the proxy and information statement rules of Regulations 14A and 14C under Section 14 of the 1934 Act, and its officers and directors and shareholders owning more than 10% of the common shares will be relieved of the reporting requirements and "short swing" trading restrictions under Section 16 of the 1934 Act. Further, the Company will no longer be subject to the periodic reporting requirements of the 1934 Act and will cease filing information with the SEC. Among other things, the effects of this change will be a savings to the Company in not having to comply with the requirements of the 1934 Act. Although shareholders may sell their shares in privately negotiated transactions, there will be no public market for the common shares and shareholders may be dependent to a great extent upon the Company's willingness to purchase shares.

         As a result of the Reverse Stock Split, the number of authorized common shares of the Company will be reduced to 3,000 shares, of which approximately 2,200 shares will be outstanding, assuming the Reverse Stock Split is effected at a ratio of 1 to 200. If the Reverse Stock Split is effected, the officers and directors of the Company will hold approximately 78.1% of the outstanding common shares. Such individuals now own approximately 73.5%. See "Beneficial Ownership of Common Shares". With the exception of the number of authorized shares, the terms of the common shares before and after the Reverse Stock Split will remain the same. Following the Reverse Stock Split, the Company may have less than 100 beneficial owners of its common shares, in which case the Company would not be subject to the Fair Price Law. In such event, the minority shareholders could be cashed out through a merger or other transaction without compliance with the Fair Price Law. Although the Company is not issuing fractional shares resulting from the Reverse Stock Split, the Company may elect to issue fractional shares from time to time in the future.


         Other than as described herein, the Company expects its business and operations to continue after the Reverse Stock Split as they are currently being conducted. However, Louisiana has recently enacted legislation that will permit the Company to accept telephone and Internet wagers. The Company anticipates installing systems to accept such wagering in the future and is optimistic about the long term benefits of such wagering. Other than as described herein, neither the Company nor its management has any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation; to sell or transfer any material amount of its assets; to change its Board of Directors or management; to materially change its dividend policy or indebtedness or capitalization; or otherwise to effect any material change in its corporate structure or business. However, the Board and management will continue to evaluate such business and operations after the Reverse Stock Split and make such changes or enter into such arrangements or transactions in the future, including a transaction that would result in the remaining shareholders of the Company being cashed out, as they may deem appropriate.


FEDERAL INCOME TAX CONSEQUENCES

         THE COMPANY HAS NOT SOUGHT, AND DOES NOT INTEND TO SEEK, A RULING FROM THE INTERNAL REVENUE SERVICE OR AN OPINION OF COUNSEL AS TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT. THE TAX DISCUSSION SET FORTH BELOW IS INCLUDED IN THIS INFORMATION STATEMENT FOR GENERAL INFORMATION ONLY. THIS DISCUSSION IS BASED ON CURRENT LAW AS OF THE DATE OF THIS INFORMATION STATEMENT AND DOES NOT

TAKE INTO ACCOUNT ANY SPECIAL RULES WHICH MAY PERTAIN TO THE TAX CONSEQUENCES OF THE TRANSACTION ON PARTICULAR SHAREHOLDERS SUCH AS, FOR EXAMPLE, DEALERS IN SECURITIES, TAX EXEMPT ENTITIES AND NON-RESIDENT ALIENS. THIS DISCUSSION IS INCLUDED WITHOUT REFERENCE TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY PARTICULAR SHAREHOLDER, AND NO SHAREHOLDER IS ENTITLED TO RELY UPON THE FOLLOWING TAX DISCUSSION TO DETERMINE THE FEDERAL, STATE AND LOCAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT WITH RESPECT TO SUCH SHAREHOLDER. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE SPECIFIC AND DEFINITIVE ADVICE AS TO THE FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE TRANSACTION, AS WELL AS ADVICE AS TO THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.


Tax Consequences to the Company


         The proposed Reverse Stock Split is intended to qualify for federal income tax purposes as a tax-free reorganization of the Company pursuant to
Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code"). Amounts paid by the Company for fractional shares will not be deductible by the Company, but will be treated either as dividend distributions or as amounts paid in exchange for shares. Accordingly, the Company does not anticipate any tax consequences at the Company level as a result of the Reverse Stock Split.


Tax Consequences to Shareholders


         The following discussion assumes each shareholder holds his or her common shares as a capital asset as of the time of the effectiveness of the Reverse Stock Split.


Exchange of Common Shares Solely for New Common Shares


         A shareholder who receives solely new common shares pursuant to the Reverse Stock Split will recognize no gain or loss under Section 354 of the Code. The aggregate tax basis of the new common shares received by such shareholder pursuant to the Reverse Stock Split will be the same as the aggregate tax basis of the common shares surrendered in exchange. The holding period of the new common shares received by such shareholder will include the holding period of the common shares surrendered in the exchange.


Exchange of Common Shares Solely for Cash


         In the case of a shareholder who receives only cash in exchange for all of his or her common shares, the cash will be treated as received by the shareholder as a distribution in redemption of the shareholder's common shares, subject to the provisions and limitations of Section 302 of the Code. Where, after such distribution, a former shareholder does not own any new common shares directly or indirectly through the constructive ownership or attribution rules of Section 318 of the Code (under which shareholders are treated as holding not only their own shares, but also shares held by certain related persons and entities), the redemption will be treated as a complete termination of the shareholder's interest within the meaning of Section 302(b)(3) of the Code. As provided in Section 1001 of the Code, capital gain or capital loss will be recognized by such shareholder in an amount equal to the difference between the amount of cash received in the redemption and the aggregate tax basis of the common shares surrendered. The gain or loss will be long term gain or loss if the shareholder has held, or is deemed to have held, his or her common shares for more than one year as of the time of the effectiveness of the Reverse Stock Split.


Exchange of Common Shares for a Combination of Cash and New Common Shares


         A shareholder who receives new common shares and cash pursuant to the Reverse Sock Split will recognize gain (if any), but in an amount limited to the amount of cash received. Such gain will be recognized in the year in which the new common shares and cash are received, or in the year that the new common shares or cash is entitled to be received (i.e., at the time of the effectiveness of the Reverse Stock Split). Any recognized gain will be eligible for capital gain treatment in accordance with the provisions of Section 1001 of the Code cited above, unless such receipt of cash has the effect of a distribution of a dividend, as provided in Section 356 of the Code, in which case such gain will be taxable as ordinary income to the extent of the recipient shareholder's ratable share of the Company's earnings and profits as of the time of the effectiveness of the Reverse Stock Split. The principles set forth in Section 302 of the Code and discussed in the United States Supreme Court decision in Clark v. Commissioner, 109 S. Ct. 1455, 89-1 U.S.T.C. 9320 (1989) will serve as guidelines in determining whether the receipt of cash has the effect of the distribution of a dividend under Section 356 of the Code. Under these principles, the distribution to a shareholder will not be considered to have the effect of a distribution of a dividend if it is "substantially disproportionate" with respect to the shareholder or if it is "not essentially equivalent to a dividend" with respect to the shareholder. The application of the tests set out in Section 302 of the Code and Clark assume that the shareholder received solely new common shares pursuant to the Reverse Stock Split and then received cash through a redemption by the Company of a number of such shares of new common shares having a value equal to the amount of cash received.

         Under Section 302 of the Code, a distribution will be "substantially disproportionate" with respect to a shareholder if the shareholder's proportionate interest in new common shares actually held by the shareholder after the Reverse Stock Split is less than 80% of what the shareholder's proportionate interest would have been if solely new common shares had been distributed to such shareholder in the Reverse Stock Split. In applying this test for purposes of Section 356 of the Code, the constructive ownership or attribution rules of Section 318 of the Code are applicable.

         Even though a distribution does not satisfy the substantially disproportionate test discussed above, it still may be "not essentially equivalent to a dividend" to a shareholder depending upon the shareholder's particular facts and circumstances. The United States Supreme Court in Davis v. United States, 397 U.S. 301 (1970), concluded that in order for a distribution to be considered not essentially equivalent to a dividend, there must be a "meaningful reduction in the shareholder's proportionate interest" (emphasis added). Shareholders who increase their proportionate interest in the Company as a result of the Reverse Stock Split will not experience a meaningful reduction in their proportionate interest in the Company, and therefore, to the extent they receive a distribution of cash in connection with the Reverse Stock Split, such distribution will be deemed cash essentially equivalent to a dividend and taxable as ordinary income to the extent of their ratable share of the Company's earnings and profits as of the time of the Reverse Stock Split. See Rev. Rul. 78-351, 1978-2 C.B. 148 (holding that the fractional share rule of Rev. Rul. 69-34, 1969-1 C.B. 105 does not apply in the case of a reverse stock split under circumstances substantially identical to these).

         A shareholder who receives new common shares and cash will have an aggregate basis in such new common shares which will be the same as the aggregate tax basis of the common shares surrendered in the exchange, decreased by the amount of any cash received, and increased by the amount of any gain recognized on the change. The holding period of new common shares received by such a shareholder will include the holding period of common shares surrendered in the exchange.

APPRAISAL RIGHTS; ESCHEAT LAWS

         No appraisal rights are available under the Business Corporation Law of Louisiana to shareholders who dissent from the Reverse Stock Split proposal. There may exist other rights or actions under state law for shareholders who are aggrieved by reverse stock splits generally. Although the nature and extent of such rights or actions are uncertain and may vary depending upon facts or circumstances, shareholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions. For example, shareholders could, if they deemed such to be applicable, take appropriate legal action against the Company and its Board of Directors, and claim that the transaction was unfair to the unaffiliated shareholders, or that there was no justifiable or reasonable business purpose for the Reverse Stock Split.


         Persons whose shares are eliminated and whose addresses are unknown to the Company, or who do not return their stock certificates and request payment therefor, generally will have a period of years from the date of the Reverse Stock Split in which to claim the cash payment payable to them. For example, with respect to shareholders whose last known addresses are in Louisiana, as shown by the records of the Company, the period is five years. Following the expiration of that five-year period, the Louisiana Uniform Unclaimed Property Act of 1997 would likely cause the cash payments to escheat to the State of Louisiana. For shareholders who reside in other states or whose last known addresses, as shown by the records of the Company, are in states other than Louisiana, such states may have abandoned property laws which call for such state to obtain either (i) custodial possession of property that has been unclaimed until the owner reclaims it; or (ii) escheat of such property to the state. Under the laws of such other jurisdictions, the "holding period" or the time period which must elapse before the property is deemed to be abandoned may be shorter or longer than five years.


EXCHANGE OF CERTIFICATES AND PAYMENT FOR FRACTIONAL SHARES


         If the proposed Reverse Stock Split is effected, the Company or its transfer agent will provide holders of record on the effective date of the Reverse Stock Split with transmittal forms and instructions for submitting their stock certificates in exchange for a new certificate or certificates representing the appropriate number of new common shares of the Company and cash in lieu of fractional shares. On the effective date of the Reverse Stock Split, each certificate representing an outstanding common share of the Company will be deemed for all corporate purposes, and without further action by any person, to evidence ownership of the reduced whole number of new common shares, if applicable, and the right to receive cash for any fractional share interest. If the Reverse Stock Split is effected at a ratio of 1 to 200, each shareholder of record who holds fewer than 200 common shares immediately prior to the effectiveness of the Reverse Stock Split will cease to have any rights with respect to the new common shares and will only have the right to receive cash in lieu of the fractional share to which such shareholder of record would otherwise be entitled. To the extent that a person would be entitled to a fractional share as a result of the Reverse Stock Split, then the Company or its transfer agent will forward to such person, in lieu of such fractional share, a cash payment equal to $40.00 per share for each common share held of record by that person immediately prior to the effectiveness of the Reverse Stock Split that is not combined with other common shares to constitute a whole share as part of the Reverse Stock Split.


         If certificates for common shares have been lost or destroyed, the Company may, in its discretion, accept in connection with the Reverse Stock Split a duly executed affidavit and indemnity agreement of loss or destruction, in a form satisfactory to the Company, in lieu of the lost or destroyed certificate. Additional instructions regarding lost or destroyed stock certificates will be included with the transmittal form and instructions sent to shareholders of record after the effectiveness of the Reverse Stock Split.

         The transmittal form and instructions will be sent by the Company to shareholders of record promptly after the effective date of the Reverse Stock Split. Do not send in your stock certificates until you receive the transmittal form and instructions.

         No brokerage commissions or service charges will be payable by shareholders in connection with the exchange of certificates or the payment of cash in lieu of issuing fractional shares.

                      FINANCING OF THE REVERSE STOCK SPLIT


         The Board estimates that the total cost to the Company of the Reverse Stock Split for the payment of the fractional share interests in the Reverse Stock Split and the estimated transactional fees and expenses of $190,000 will be approximately $1,265,000. The Company intends to finance this transaction primarily from working capital and, if necessary, from the Company's outstanding line of credit with First Bank and Trust. As of July 31, 2000, the Company's working capital was $2,593,950 and the Company's cash and each equivalents totaled $8,791,105. The line of credit is for $2.5 million with interest on amounts outstanding at Citibank N.A.'s prime rate less 0.5% per annum or LIBOR plus 2% from time to time in effect, as selected by the Company. The line of credit is secured by a collateral mortgage on the Company's facilities. The initial one-year term of the line of credit terminates on November 22, 2000 but has been renewed for an additional one-year term which expires on November 22, 2001. The loan agreement contains certain negative covenants, including restrictions on changing the nature of the Company's business, merging, consolidating, liquidating or dissolving the Company, changing the identity of the Company's controlling shareholders, and entering into any agreement with an affiliate of the Company unless it is commercially reasonable and on terms that would normally be obtained in an arm's length transaction with an unrelated party. No amounts were drawn or outstanding on the line of credit during fiscal 2000 to date. The Company anticipates repaying any amount borrowed under the line of credit through cash generated from future operations and has no specific plan or arrangement for such repayment.


                       DIRECTOR SHARE OWNERSHIP AMENDMENT

         Article VIII of the Company's Articles of Incorporation provides, in part, that the directors of the Company "shall have actual ownership or all legal or constructive control of at least four hundred (400) shares of the stock of the Corporation." If the Reclassification Amendment is effected, the Company's capital structure will be changed in such a manner that none of its directors, except Marie G. Krantz and Bryan G. Krantz, will satisfy that requirement. Further, the Board of Directors believes that requiring directors to own a fixed number of shares may impede the Company's efforts to attract qualified persons to serve as members of its Board of Directors. The proposed Director Share Ownership Amendment, if effected, would remove this requirement from the Company's Articles of Incorporation.

         The Board of Directors is not making any recommendation with respect to the manner in which shareholders vote with respect to the proposed Director Share Ownership Amendment inasmuch as the members of the Board and the executive officers of the Company, including Marie G. Krantz and Bryan G. Krantz, beneficially own enough shares to approve the Director Share Ownership Amendment. See "Beneficial Ownership of Common Shares." The directors and executive officers of the Company, including Marie G. Krantz and Bryan G. Krantz, have advised the Company that they intend to vote their common shares in favor of the Director Share Ownership Amendment.

                     BENEFICIAL OWNERSHIP OF COMMON SHARES


         The following table sets forth certain information regarding the beneficial ownership of common shares of the Company as of August 31, 2000 of
(i) each person who, to the knowledge of the Company, owns beneficially more than 5% of the outstanding common shares of the Company, (ii) each director
(iii) each of the current executive officers of the Company and (iv) all directors and executive officers of the Company as a group. The information set forth in the following table is based upon statements filed by such persons with the Commission and information otherwise available to the Company. Unless otherwise indicated, each person has sole voting and investment power of the common shares of the Company beneficially owned by him or her.


                                  AMOUNT AND NATURE OF               PERCENTAGE OF
BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP                  CLASS(a)
----------------                  --------------------               -------------
  William K. Caldwell, Jr.                 400                              *
  Richard Katcher                          400                              *
  Bryan G. Krantz(b)(d)                341,413                           72.9%
  Marie G. Krantz(c)(d)                340,584                           72.7%
  Ronald J. Maestri                        480                              *
  Charmaine R. Morel                       480                              *
  Langdon H. Stone                         400                              *
  Wayne E. Thomas                          400                              *
  All Directors and Executive
  Officers as a Group(e)               344,353                           73.5%

*        Less than 1% of Class.

(a) The percentage of class beneficially owned has been computed on the basis of 468,580 common shares outstanding on August 31, 2000.

(b) Bryan G. Krantz is the beneficial owner of the following common shares of the Company: 340,104 common shares held by Marie G. Krantz as Voting Trustee under the Voting Trust Agreement described below, constituting 72.6% of the common shares outstanding; 1,200 common shares held jointly by him and his wife, constituting less than 1% of the common shares outstanding; 9 shares held by him and 100 shares held by Jefferson Downs Corporation ("Jefferson Downs"), each constituting less than 1% of the common shares outstanding. Finish Line Management Corporation ("Finish Line"), all the outstanding capital stock of which is beneficially owned by Mr. Krantz, holds the Voting Trust Certificate respecting 339,604 common shares in the Voting Trust, and Mr. Krantz holds the Voting Trust Certificate respecting 500 common shares in the Voting Trust. Mr. Krantz, as a director, executive officer and the beneficial owner of all of the outstanding capital stock of Finish Line, may be deemed to share with Ms. Krantz the power to dispose or direct the disposition of 339,604 common shares held by Ms. Krantz as Voting Trustee, the Voting Trust Certificate with respect to which is held by Finish Line. In addition, Mr. Krantz has the sole power to dispose or direct the disposition of 500 common shares held by Ms. Krantz as Voting Trustee, the Voting Trust Certificate with respect to which is held by him, shares with his wife the power to vote or direct the vote and to dispose or direct the disposition of the 1,200 common shares held jointly with her and has the sole power to vote or direct the vote and to dispose or direct the disposition of the 9 shares held by him. He may be deemed to share with Ms. Krantz the power to vote or direct the vote and the power to dispose or direct the disposition of the 100 common shares held by Jefferson Downs. Mr. Krantz's address is 1751 Gentilly Boulevard, New Orleans, Louisiana 70119.

(c) Marie G. Krantz is the beneficial owner of 380 common shares of the Company held directly by her, constituting less than 1% of the common shares outstanding, and 100 common shares held by Jefferson Downs, constituting less than 1% of the common shares outstanding, and she may be deemed to be the beneficial owner of the 340,104 common shares held by her as Voting Trustee under the Voting Trust Agreement described below, constituting 72.6% of the common shares outstanding. In her capacity as Voting Trustee, Ms. Krantz has the sole power to vote or direct the vote of the 340,104 common shares held by her as Voting Trustee, and, as a director and executive officer of Finish Line, she may be deemed to share with Bryan G. Krantz the power to dispose or direct the disposition of 339,604 common shares held by her as Voting Trustee, the Voting Trust Certificate with respect to which is held by Finish Line. She also has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of the 380 common shares held by her directly. She may be deemed to share with Mr. Krantz the power to vote or direct the vote and the power to dispose or direct the disposition of the 100 common shares held by Jefferson Downs. The Voting Trust Agreement, pursuant to which Mr. Krantz and Richard Katcher, as Trustee of the Masoni Trust, are grantors and Ms. Krantz is Voting Trustee, provides that title to the 340,104 common shares is vested in Ms. Krantz as Voting Trustee during the term of the Voting Trust and that in such capacity she may exercise all rights of a holder of common shares of the Company, including the right to vote such common shares; however, the common shares which are subject to the Voting Trust Agreement may not be transferred, sold, assigned or otherwise disposed of by Ms. Krantz during the term of the Voting Trust, other than in connection with any corporate event or action which affects common shares other than the common shares subject to the Voting Trust Agreement. The Voting Trust Agreement, which was entered into in 1993, is for an initial term of 15 years, is irrevocable during its term, and is to survive the death of the grantors thereunder. It may be extended for an additional ten years at the written request of such grantors. The 339,604 common shares as to which Mr. Krantz and Ms. Krantz may be deemed to share the power to dispose or direct the disposition and which are held by the Voting Trust are pledged, along with the Voting Trust Certificate issued by the Voting Trust with respect to said 339,604 common shares, to Richard Katcher, as Trustee of the Masoni Trust, as security for the payment of a promissory note made and delivered by Mr. Krantz in April 1996, when the Masoni Trust sold such shares to Mr. Krantz, and later assumed by Finish Line. A default in the payment of said note could result in the Masoni Trust acquiring control of the Company. Ms. Krantz's address is 1751 Gentilly Boulevard, New Orleans, Louisiana 70119.

(d) Bryan G. Krantz and Marie G. Krantz, who together are the beneficial owners of an aggregate of 341,793 common shares, constituting approximately 72.9% of the common shares outstanding, have reported to the Commission that they constitute a "group" within the meaning of section 13(d)(3) of the Exchange Act. By virtue of their beneficial ownership of common shares of the Company and the matters set forth in filings made by them under Section 13(d) of the Exchange Act, Ms. Krantz and Mr. Krantz may be deemed to be controlling persons of the Company.

(e) See notes (b) - (d) above. The number of common shares shown as beneficially owned includes any directors qualifying shares held by each director and nominee for election as a director.

         If the Reverse Stock Split is effected at a 1 for 200 ratio, Bryan G. Krantz and Marie G. Krantz will own beneficially 1,706 and 1,701 common shares, respectively, representing 77.5% and 77.3%, respectively, of the outstanding common shares.

                            MANAGEMENT OF THE COMPANY


         The following table shows each director and executive officer of the Company, his or her age, present positions and offices with the Company, principal occupation and the name, address, telephone number and principal business of the corporation or other organization in which such occupation has been carried on, the year he or she first became a director of the Company, and directorships in certain other corporations, based upon information furnished to the Company by each director and executive officer or otherwise available to the Company. Unless otherwise indicated, each director and executive officer of the Company has engaged in the occupations stated below for at least the last five years. No family relationships exist between or among any director or executive officer of the Company, except that Bryan G. Krantz is the son of Marie G. Krantz. Each director and executive officer is a citizen of the United States. During the past 5 years, no director or executive officer of the Company was convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or was subject to a judgment, decree or final order enjoining further violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such law.

NAME AND PRINCIPAL                                                      DIRECTOR
   OCCUPATION                                                AGE          SINCE
------------------                                           ---        --------
William K. Caldwell, Jr.                                     48           2000
Director of Golf, Chateau Golf &
Country Club, 3600 Chateau Blvd,
New Orleans,  Louisiana 70065
(504) 467-1351

Richard Katcher                                              81           1994
Retired; attorney with Baker and
Hostetler, Cleveland, Ohio until 1995.

Bryan G. Krantz                                              39           1990
President and General Manager of the
Company; President of Finish Line
Management Corporation, which
operates certain off-track betting
facilities in Louisiana.

Marie G. Krantz                                              64           1900
Chairman of the Board of Directors
and Treasurer of the Company;
Secretary-Treasurer of Finish Line
Management Corporation.

Ronald J. Maestri                                            59           1991
Director of Special Events, Greater
New Orleans Sports Foundation, 1400 Poydras,
Suite 918, New Orleans, Louisiana 70112
(504) 525-5678 since April 2000.
Director of Athletics, University of
New Orleans prior to April 2000.

Charmaine R. Morel                                           65           1987
Administrative Assistant, MOTA,
L.L.C., 21516 Highway 36,
Abita Springs, Louisiana, 70420
(504) 892-1662 which operates Artiesia
Restaurant, since 1998; prior to 2000,
Administrative Assistant, Fennelly & Bayley, Inc.,
d/b/a Mike's on the Avenue, a
restaurant in New Orleans;
Secretary/Treasurer of Victory
Management Group, a company
providing management services, from
January 1993 to December 1995.

Langdon H. Stone                                             54           2000
President, Stone Insurance, Inc.,
111 Veterans Blvd, Suite 1600, Metairie,
Louisiana 70005
(800) 299-4161

Wayne E. Thomas, 3333 West Napolean                          52           1996
Avenue, Suite 200, Metairie, Louisiana 70001
(504) 831-7747 Self employed insurance agent.

David R. Sherman                                             47             --
Secretary of the Company since July
2000; Attorney, Chehardy, Sherman,
Ellis, Breslin & Murray, L.L.P.,
1100 One Galleria Blvd,
Metairie, Louisiana 70001
(504) 833-5600


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In 1992, the Company entered into a Management Agreement (the "Management Agreement") with Finish Line Management Corporation ("Finish Line"). The Management Agreement provides that Finish Line is to operate the Company's tele-track facilities in Terrebonne, St. Tammany and Jefferson Parishes, Louisiana, which were formerly owned by Jefferson Downs, for a period of ten years, commencing November 1, 1992, with the option granted to Finish Line to extend the term of the Management Agreement for two additional five-year periods. The Management Agreement provides that Finish Line is to have the exclusive responsibility for the direction, supervision, management and operation of such facilities, is to collect all monies from such operation and is to pay all expenses in connection therewith. Pursuant to the Management Agreement, the Company receives 0.1% of the gross pari-mutuel handle at such facilities, and Finish Line receives monthly compensation equal to the difference between the gross receipts collected at such facilities less all expenses (including the payment to the Company described above) paid by Finish Line. In addition, Finish Line is to indemnify the Company for, among other things, all obligations under the leases assigned by Jefferson Downs to the Company. During the fiscal year ended October 31, 1999, Finish Line paid the Company $87,530 under the Management Agreement, host track fees of $305,591 and purse supplements of $4,986,874. As of October 31, 1999, the Company had accounts receivable from Finish Line in the aggregate amount of $774,245.

         The Company, Jefferson Downs and Finish Line are parties to an agreement with Video Services, Inc. ("VSI"), whereby VSI has the exclusive right and license to install, maintain and operate video draw poker devices at the Fair Grounds Race Course and at the tele-tracks operated by the Company and Finish Line. The initial term of the Agreement, which was entered into in 1992, was five years, with an option by VSI to extend the term for an additional five years, which option has been exercised. Pursuant to such agreement, the Company receives a percentage of the revenues from the operation of the devices installed at the Company's facilities. Such percentage is calculated on the basis of the average amount collected daily from each device during each month, after the payment of prizes, taxes and fees. The devices installed by VSI pursuant to such agreement remain the property of VSI. As of October 31, 1999, there were a total of 337 devices in operation at all of the Company's facilities (excluding the tele-tracks operated for the Company by Finish Line) and 345 devices in operation at facilities managed by Finish Line, including the facilities formerly owned by Jefferson Downs. In fiscal 1999, the Company received gross video poker revenue of $2,980,435, including amounts to be paid as purse supplements totaling $1,265,192. In addition, such agreement provides that the Company, Jefferson Downs and Finish Line are entitled to receive an annual promotional allowance from VSI in the aggregate amount of $270,000, which for the fiscal year ended October 31, 1999 was paid in full to the Company, with one-half of said amount set aside for purse supplements. The agreement also provides for advances annually from VSI against future revenues of up to $1 million in the aggregate to the Company, Jefferson Downs and Finish Line. The Company received all of such advance during the year ended October 31, 1999 and has also received such an advance during the current fiscal year. The Company anticipates that it will continue to receive revenues pursuant to the agreement with VSI for the remaining term of that agreement.

         Marie G. Krantz is a director, the President and the owner of 66 2/3% of the outstanding common stock, and Bryan Krantz is a director, Vice President and the owner of 33 1/3% of the outstanding common stock, of Jefferson Downs. Ms. Krantz is a director and executive officer, and Mr. Krantz is a director, executive officer and the beneficial owner of all of the outstanding common stock, of Finish Line. By virtue of such positions and ownership and their positions with and relationship with such entities, the Company, Finish Line and Jefferson Downs may be deemed to be affiliates.


         Marie G. Krantz and Bryan G. Krantz each own 50% of the outstanding common stock of Continental Advertising, Inc. ("Continental"), an advertising agency which provided advertising services to the Company during the last fiscal year and is continuing to provide advertising services to the Company during the current fiscal year. During the 1999 fiscal year, the Company made payments to Continental of $628,365 to reimburse it for Company advertising expenses paid by it. As of October 31, 1999, the Company was due $13,894 from Continental. No commission or any other form of compensation is paid to the Krantzes for advertising services rendered to the Company by Continental. The Board of Directors believes that the terms of such arrangement are no less favorable to the Company than terms that would be available from unrelated third parties for comparable transactions.

         During the years 1995-1997, Ms. Krantz guaranteed the Company's indebtedness incurred in the reconstruction of its facilities destroyed by the 1993 fire and as security therefor granted the lender a security interest in assets owned by her. In March 1999, after repayment of the indebtedness and release of the security interest, the Company, as authorized by the Board of Directors, paid to Ms. Krantz a guaranty fee of $988,799, computed as a percentage of the outstanding balance of the indebtedness during the loan period. The Board of Directors of the Company believes that the terms of such arrangement were no less favorable to the Company than terms that would have been available to the Company from unrelated third parties for comparable transactions.

         From time to time, persons who are officers, directors or principal shareholders of the Company own or have interests in horses racing at the Company's race track. Such races are conducted under the rules and regulations of the Louisiana Racing Commission, and no officer, director or principal shareholder receives any extra or special benefits not shared by all others so racing.

                       RATIO OF EARNINGS TO FIXED CHARGES


         The Company's ratio of earnings to fixed charges for the nine month periods ended July 31, 2000 and 1999 was 185.5 and 60.3, respectively. For the fiscal years ended October 31, 1999 and 1998, there were deficiencies in earnings available for fixed charges of $19,783 and $19,752 respectively.


                            SELECTED FINANCIAL DATA


         The selected financial data set forth below for the fiscal years ended October 31, 1999, 1998, 1997, 1996 and 1995 have been derived from the audited financial statements of the Company for those years. The selected financial data set forth below for the nine month periods ended July 31, 2000 and 1999 have been derived from the unaudited financial statements of the Company for those periods and include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position and results of operations for those periods. The selected financial data should be read in conjunction with the financial statements and related notes and other financial data included elsewhere herein.



                                            For the Nine Months
                                               Ended July 31                  For the Five Years Ended October 31
                                        ---------------------------     ------------------------------------------------
                                           2000            1999             1999              1998              1997
                                        -----------     -----------     ------------      ------------      ------------
OPERATING REVENUES                      $36,156,380     $35,755,616     $ 41,794,601      $ 36,785,091      $ 30,980,259

OPERATING EXPENSES                       35,656,420      36,093,318       43,537,452        39,209,437        32,201,167
                                        -----------     -----------     ------------      ------------      ------------

NET INCOME (LOSS) FROM OPERATIONS           499,960        (337,702)      (1,742,851)       (2,424,346)       (1,220,908)

INTEREST EXPENSE                             13,746          17,021           19,783            19,752           266,435

OTHER INCOME                              2,049,346       1,363,243          399,015         1,483,027         3,013,320
                                        -----------     -----------     ------------      ------------      ------------
INCOME (LOSS) BEFORE
INCOME TAXES,
  EXTRAORDINARY ITEM, AND
  CUMULATIVE EFFECT OF
  CHANGES IN ACCOUNTING
  PRINCIPLES                              2,535,560       1,008,520       (1,343,836)         (961,071)        1,525,977

PROVISION (BENEFIT) FOR
  INCOME TAXES                              938,157         511,676         (236,256)         (645,355)          775,288

EXTRAORDINARY ITEM - GAIN
  FROM FIRE (net of taxes)                  206,103       2,389,968        2,517,713         6,272,628         9,022,525

CUMULATIVE EFFECT OF CHANGES
  IN ACCOUNTING PRINCIPLES                       --              --               --                --                --
                                        -----------     -----------     ------------      ------------      ------------

NET INCOME (LOSS)                       $ 1,803,506     $ 2,886,812     $  1,410,133      $  5,956,912      $  9,773,214
                                        ===========     ===========     ============      ============      ============

COMMON SHARES OUTSTANDING                   468,580         468,580          468,580           468,580           468,580
                                        ===========     ===========     ============      ============      ============
NET INCOME (LOSS) PER
  COMMON SHARE                          $      3.84     $      6.16     $       3.01      $      12.71      $      20.80
                                        ===========     ===========     ============      ============      ============

SPECIAL CASH DIVIDENDS
PAID PER SHARE                          $      NONE     $      1.00     $       1.00      $       None      $       None
                                        ===========     ===========     ============      ============      ============
BALANCE SHEET DATA (at period end):

   CASH AND CASH EQUIVALENTS              8,791,105       7,662,561        8,488,808         7,577,730         5,192,756

TOTAL ASSETS                             48,610,736      49,068,092     $ 48,951,539      $ 49,144,377      $ 48,089,820
                                        ===========     ===========     ============      ============      ============
                                          For the Five Years Ended October 31
                                          -----------------------------------
                                                 1996              1995
                                             ------------      ------------
OPERATING REVENUES                           $ 27,496,500      $ 23,031,031

OPERATING EXPENSES                             29,809,843        26,394,452
                                             ------------      ------------

NET INCOME (LOSS) FROM OPERATIONS              (2,313,343)       (3,363,421)

INTEREST EXPENSE                                  791,566            12,318

OTHER INCOME                                    4,279,503         2,459,163
                                             ------------      ------------
INCOME (LOSS) BEFORE
INCOME TAXES,
  EXTRAORDINARY ITEM, AND
  CUMULATIVE EFFECT OF
  CHANGES IN ACCOUNTING
  PRINCIPLES                                    1,174,594          (916,576)

PROVISION (BENEFIT) FOR
  INCOME TAXES                                    294,896          (300,460)

EXTRAORDINARY ITEM - GAIN
  FROM FIRE (net of taxes)                             --                --

CUMULATIVE EFFECT OF CHANGES
  IN ACCOUNTING PRINCIPLES                             --           104,000
                                             ------------      ------------

NET INCOME (LOSS)                            $    879,698      $   (512,116)
                                             ============      ============

COMMON SHARES OUTSTANDING                         468,580           468,580
                                             ============      ============
NET INCOME (LOSS) PER
  COMMON SHARE                               $       1.87      $      (1.09)
                                             ============      ============

SPECIAL CASH DIVIDENDS
PAID PER SHARE                               $       None      $       None
                                             ============      ============
BALANCE SHEET DATA (at period end):

   CASH AND CASH EQUIVALENTS                    6,264,934         1,118,590

TOTAL ASSETS                                 $ 34,791,597      $ 30,954,654
                                             ============      ============

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


         The following is a discussion of the historical financial condition and results of operations of the Company for each of the three years in the period ended October 31, 1999 and for the nine months ended July 31, 2000 and July 31, 1999. The financial information, discussion and analysis that follow are based upon and should be read in conjunction with the financial statements of the Company and the notes thereto. See "Financial Statements." The Company's fiscal year begins on November 1 of each year and ends on October 31 of the following year. Unless otherwise indicated, reference to a year in this discussion means the fiscal year ended October 31 of the calendar year to which reference is made. For example, references to 1999 mean the fiscal year which commenced on November 1, 1998 and ended October 31, 1999.


RESULTS OF OPERATIONS


COMPARISON OF THE NINE MONTHS ENDED JULY 31, 2000 AND 1999

Revenues. During the nine months ended July 31, 2000 and 1999, the Company derived its pari-mutuel income by conducting 88 live racing days during each nine month period and in the operation of its tele-tracks for off-track wagering. During each such period, the Company operated tele-tracks in New Orleans at the Fair Grounds Race Course and on Bourbon Street, and at locations in Jefferson, Lafourche, St. Bernard and St. John Parishes, Louisiana. Through Finish Line, the Company operated tele-track facilities in Terrebonne, St. Tammany, and Jefferson Parishes, Louisiana. In late July 2000, the Company closed its Bourbon Street tele-track. However, the Company believes that this closure will not have a material adverse effect on the Company's operations based upon the lack of profitability of that tele-track in the past.

For the nine months ended July 31, 2000, the Company reported total in-state pari-mutuel wagering of $101,807,095, compared to $104,372,668, in the comparable period in fiscal 1999.

Comparative pari-mutuel wagering and attendance figures for the nine months ended July 31, 2000 and 1999 are as follows:



                                                         2000                       1999
                                                     -------------              -------------
Pari-mutuel wagering:
         On-track handle                             $  26,136,189              $  27,412,562
         Off-track handle                               75,670,906                 76,960,106
                                                     -------------              -------------
         Total in-state wagering                     $ 101,807,095              $ 104,372,668
                                                     =============              =============

         Out-of-state simulcast handle               $ 366,467,601              $ 321,342,925
                                                     =============              =============

Total On-Track Attendance                                  412,081                    453,925
                                                     =============              =============



The Company believes that the $1,276,373, or 4.6%, decrease in on-track handle is primarily due to the increased competition locally from the land-based casino which opened in October 1999 and from other simulcast signals competing with the Company's signal.

The Company believes that the $1,289,200, or 1.7%, decrease in off-track handle is primarily due to the opening in May 2000 of a new tele-track facility by Finish Line in Kenner, Louisiana. The Kenner tele-track is located approximately eight miles from the Company's tele-track in Metairie, Louisiana. The Company is planning to open a new tele-track during the second quarter of 2001 in Harahan, Louisiana and believes that the handle and attendance at that facility will partially or completely offset the decreases in handle and attendance attributable to the new Kenner tele-track. The Company believes that the $45,124,676, or 14%, increase in out-of-state handle is primarily due to the continued high quality of racing at the Fair Grounds Race Course. In addition, during the nine months ended July 31, 2000, the Company experienced significant handle increases from California, as the Company's races became one of the two featured simulcasts signals in that state starting in January 2000.

Primarily as a result of the out-of-state handle increase, the Company's total operating revenues in the nine months ended July 31, 2000 increased $400,764, or 1.1%, from the comparable period in the prior fiscal year, including an increase of $1,045,145, or 10.1%, in host track fees. In addition, net video poker revenues in the current fiscal year period increased by $25,916, or 2.0% from the comparable period in fiscal 1999. The increases in host track fees and net video poker revenue in the current fiscal year period were partially offset by decreases of $389,881, or 1.9%, in pari-mutuel commissions; $37,807, or 6.5%, in breakage; $31,238, or 1.5%, in concessions revenue; $73,761, or 11.4%, in admissions revenues; and $2,702, or 4.8%, in parking revenue. These decreases are mainly attributable to declines in on-track attendance and handle during the current fiscal year period as well as the termination of the practice of charging for admission at the Company's St. Bernard Parish tele-track.

Racing Expenses. Total racing expenses for the nine months ended July 31, 2000 increased $644,279, or 2.0%, over the comparable period in the prior fiscal year, primarily as a result of the increased out-of-state pari-mutuel activities. The increase in racing expenses was attributable to an increase of $360,569, or 2.8%, in purses, as well as increases in salaries and related taxes and benefits, contracts and services, utilities, and rent, partially offset by decreases in depreciation, advertising and promotions, programs, forms and other supplies, and miscellaneous expenses.

The increase in rent was due to the increased monthly rent at the Bourbon Street tele-track location until its closure in July 2000, as well as rent payments, beginning in February 2000, for a new tele-track location to be opened in Harahan, Louisiana. Depreciation decreased in the current fiscal year period due to many of the tele-track's leasehold improvements becoming fully depreciated in the prior fiscal year.

General and Administrative Expenses. General and administrative expenses decreased by $1,081,177, or 20%, in the current fiscal year period primarily as a result of decreases in legal, audit and director fees, insurance, and miscellaneous expenses. Legal, audit and director fees decreased in the current fiscal year period as a result of the conclusion prior to the period of most of the fire-related litigation. In the fiscal 1999 period, miscellaneous expenses included a guarantee fee of approximately $988,000 paid in connection with a guaranty of corporate indebtedness. No guaranty fee was paid in the current fiscal year period.

Other Income (Expense). Other income increased in the nine months ended July 31, 2000 by $689,378, or 51.2%, compared to the first nine months of fiscal 1999 primarily as a result of a $704,986 increase in Jazz and Heritage Festival income. The increase is attributable to an increase in the sales prices of beverages sold at the 2000 Festival.

Extraordinary Items. During the nine months ended July 31, 1999, the Company received settlement payments in connection with the fire-related litigation in the aggregate amount of $3,983,280. These proceeds were reported net of $1,593,312 of related taxes. In the comparable period in the current fiscal year, the Company received $327,147 in connection with the fire-related litigation, which is shown net of $121,044 of related taxes.

Income Taxes. For the nine months ended July 31, 2000, the income tax provision was $938,157, compared to $511,676 in the comparable period in fiscal 1999. The difference between periods reflects changes in pre-tax income between the respective periods.

Net Income. The Company reported net income of $1,803,506 for the nine months ended July 31, 2000 compared to net income of $2,886,812 for the nine months ended July 31, 1999.

Fiscal 1999 Compared to Fiscal 1998

         Revenues. During the fiscal years ended October 31, 1999 and 1998, the Company derived its pari-mutuel income by conducting live racing meets of 88 days during each fiscal year and in the operation of its tele-tracks for off-track wagering. During each such fiscal year, in addition to live racing conducted at the Fair Grounds race course in New Orleans, the Company operated tele-tracks in New Orleans at the Fair Grounds Race Course and on Bourbon Street, and at locations in Jefferson, Lafourche, St. Bernard and St. John Parishes, Louisiana. Through Finish Line Management Corporation, an affiliated company, the Company operated tele-track facilities in Terrebonne, St. Tammany, and Jefferson Parishes, Louisiana.

         For the fiscal year ended October 31, 1999, the Company reported total in-state pari-mutuel wagering of $126,264,900 compared to $119,710,774 in fiscal 1998.

         Comparative pari-mutuel wagering and attendance figures for the fiscal years ended October 31, 1999 and 1998 are as follows:

                                        1999            1998
                                    ------------    ------------
Pari-mutuel wagering:
   On-track handle                  $ 27,412,562    $ 25,789,351
   Off-track handle                   98,852,338      93,921,423
                                    ------------    ------------
   Total in-state wagering          $126,264,900    $119,710,774
                                    ============    ============

   Out-of-state simulcast handle    $321,342,925    $219,765,629
                                    ============    ============

Attendance:
            On-track                     170,684         189,439
            Off-track                    379,910         391,271
                                    ------------    ------------
Total Attendance                         550,594         580,710
                                    ============    ============

         The Company attributes the $1,623,211, or 6.3%, increase in the on-track handle in the 1999 fiscal year primarily to the improved quality of racing resulting from increased purses paid during the fiscal 1999 race meet.

         The Company believes that the $4,930,915, or 5.3%, increase in off-track handle is primarily due to the Company transmitting better simulcasting signals and to higher quality horses racing in the Company's fiscal 1999 live racing meet. The $101,577,296, or 46.2%, increase in out-of-state handle is believed to be the result of those same factors. In addition, during the fiscal 1999 race meet the Company's races were sometimes simulcasted to locations that have not generally received simulcasts of the Company's races, thus increasing the Company's simulcasting handle. Those locations received simulcasts of the Company's races during fiscal 1999 because certain other tracks were unable to conduct live racing and simulcast their races to those locations due to severe winter weather. During the fiscal year ended October 31, 1999, the Company experienced significant simulcast handle increases from California and New York. These two markets accounted for approximately $46.4 million, or 46%, of the handle increase.

         With the increase in total handle, the Company's operating revenues in the fiscal year ended October 31, 1999 increased by $5,009,510, or 13.6%, from the prior fiscal year. This included increases of $1,539,409, or 6.5%, in pari-mutuel commissions, $179,196, or 34.5%, in breakage, $63,384, or 13.3% in uncashed mutuel tickets, $77,285, or 3.5%, in concessions, $3,210,979, or 45.2%, in host track fees, $80,674, or 2.8%, in video poker revenues, $11,516, or 25.5%, in parking revenues, and $211,722, or 34.6%, in miscellaneous revenues.

Miscellaneous revenue included approximately $150,000 of promotional fee revenues paid by third parties which advertise in the Company's racing program plus $135,000 of promotional fees paid to the Company by its video poker operator. Also included in miscellaneous revenues is group sales and special events revenues held at the Company's facilities which have continued to increase since the building of its new grandstand and clubhouse facilities. These increases were partially offset by a $55,442, or 7.4%, decrease in admissions revenues, a $143,557, or 9%, decrease in programs and forms revenue and a $165,656 or 5.2% increase in pari-mutuel tax expense. Admissions are no longer collected at the Company's teletrack in Lafourche Parish. Programs and forms revenues have decreased as a result of a continued decline in racing form sales. Management believes racing form sales are being replaced by the sales of less expensive racing programs. In addition, some information found in these racing publications can now be obtained by the public over the internet, thus reducing the demand for program and form sales.

         Racing Expenses. Total racing expenses increased $3,348,937, or 10%, in the 1999 fiscal year over the prior period, primarily as a result of the increased pari-mutuel activities. This increase included an increase of $2,326,443, or 17.4%, in purses. Other increases included salaries and related taxes and benefits, contracts and services, rent, repairs and maintenance, concessions costs, advertising and promotion, and host track fees paid by the Company. These increases were partially offset by decreases in utilities, depreciation, and program paper, forms and other supplies.

         General and Administrative Expenses. General and administrative expenses increased by $979,078, or 18.2%, in the 1999 fiscal year primarily as a result of performance bonuses paid in the second fiscal quarter to key personnel, increased property taxes, increased office expenses and increased legal fees relating to ongoing litigation discussed elsewhere herein. Also contributing to the higher general and administrative expenses in fiscal 1999 was a $118,000 increase in the accrual for contingent liabilities over the prior year based upon management's evaluation of outstanding contingencies at October 31, 1999. These increases were partially offset by decreases in insurance costs due to lower property and general liability premiums, and decreased contracts and services.

         Other Income (Expense). Other income decreased in the fiscal year ended October 31, 1999 by $1,064,260, or 72.7%, due, in part, to a $127,931 decrease in Jazz and Heritage Festival income. The decrease in Jazz and Heritage Festival income was primarily attributable to a $25,000 increase of the festival sponsorship fee paid by the Company, a decrease in infield food sales compared to the 1998 festival, and increased cost of goods sold at the 1999 festival. The decrease in other income was also attributable to the Company's payment, during the 1999 fiscal year, of a guaranty fee in the amount of $988,789 to Marie G. Krantz for her guaranty of, and pledge of personal assets to secure, the Company's reconstruction debt from 1995 through completion of construction in late 1997. No additional guaranty payments are due to Ms. Krantz, and the Company will not be making a similar guaranty payment in the 2000 fiscal year.

         Extraordinary Items. During the fiscal year ended October 31, 1999, the Company received settlement payments in connection with the fire related litigation previously reported in the aggregate amount of $4 million. These proceeds were reported net of related taxes of approximately $1.48 million. In the comparable prior fiscal year period, settlements totaled $9.96 million and were reported net of $3.68 million of related taxes.

         Income Taxes. For the fiscal year ended October 31, 1999, income tax benefit was $236,256, compared to $645,355 for fiscal 1998. The difference between periods reflects changes in pretax income and deferred tax assets and liabilities between the respective periods.

         Net Income. The Company reported net income of $1,410,133 for the fiscal year ended October 31, 1999 compared to $5,956,912 for the fiscal year ended October 31, 1998. The Company's net income in fiscal 1999 was significantly reduced from that in fiscal 1998 primarily due to a substantial reduction in the fire-related litigation recoveries in the 1999 fiscal year. The

Company anticipates that there may be a further reduction in net income in fiscal 2000 inasmuch as the Company may not receive any significant litigation recoveries in fiscal 2000. Excluding the extraordinary items and income taxes discussed above, net income (loss) in the current fiscal year was $(1,343,836) compared to $(961,071) in the fiscal year ended October 31, 1998.

Fiscal 1998 Compared to Fiscal 1997

         Revenues. During the fiscal years ended October 31, 1998 and 1997, the Company derived its pari-mutuel income by conducting live racing meets of 88 days during each fiscal year and in the operation of its tele-tracks for off-track wagering. In fiscal 1998, the Company utilized its new grandstand and clubhouse facilities, which were completed in November 1997, when live racing was being conducted at the Fair Grounds Race Course. Live racing in fiscal 1997 was conducted at Fair Grounds Race Course utilizing temporary tent facilities and the tele-track which was completed and put into service in late 1994. During each such fiscal year, the Company operated tele-tracks in New Orleans at the Fair Grounds Race Course and on Bourbon Street, and at locations in Jefferson, Lafourche, St. Bernard and St. John Parishes, Louisiana. Through Finish Line Management Corporation, an affiliated company, the Company operated tele-track facilities in Terrebonne, St. Tammany, and Jefferson Parishes, Louisiana.

         For the fiscal year ended October 31, 1998, the Company reported total in-state pari-mutuel wagering of $119,710,774 compared to $105,682,151 in fiscal 1997.

         Comparative pari-mutuel wagering and attendance figures for the fiscal years ended October 31, 1998 and 1997 are as follows:

                                       1998            1997
                                    ------------    ------------
Pari-mutuel wagering:
   On-track handle                  $ 25,789,351    $ 20,200,754
   Off-track handle                   93,921,423      85,481,397
                                    ------------    ------------
   Total in-state wagering          $119,710,774    $105,682,151
                                    ============    ============

   Out-of-state simulcast handle    $219,765,627    $165,823,806
                                    ============    ============

Attendance:
   On-track                              189,439         109,982
   Off-track                             391,271         389,149
                                    ------------    ------------
Total Attendance                         580,710         499,131
                                    ============    ============

         The $5,588,597, or 27.7%, increase in the on-track handle is primarily due to the opening of the new racing facility in November 1997.

         The Company believes that the $8,440,026, or 9.9%, increase in off-track handle is primarily due to the Company transmitting better simulcasting signals and higher quality racing in the Company's live racing meet. The $53,941,821, or 32.5%, increase in out-of-state handle is the result of those same factors as well as telecasting the Company's races to new out-of-state markets. During the fiscal year ended October 31, 1998, New York took full cards from the Company through the end of January, increasing the New York handle by $21 million over fiscal 1997 plus significant handle increases from Kentucky, Pennsylvania, Texas and Las Vegas.

         Operating Revenues. As a result of the increases in total attendance and wagering on the Company's races, the Company's fiscal 1998 operating revenues increased by $5,804,832, or 18.7%, from the prior fiscal year. This included increases of $2,919,060, or 14%, in pari-mutuel commissions, $37,268, or 7.74%, in breakage, $1,366,481, or 23.8%, in host track fees, $553,084, or

23.6%, in video poker revenue, and $456,199, or 154%, in admissions revenue. Admissions revenues include admissions to box seats and suites that were unavailable prior to the opening of the new racing facility in November 1997. In addition, net concessions revenues increased by approximately $586,417, or 65.8%, as a result of the opening of the new clubhouse and grandstand facilities.

         Racing Expenses. Total racing expenses increased by $5,743,309, or 20.4%, over fiscal year 1997, primarily as a result of increases in purses, racing salaries and related benefits, host track fees, repairs and maintenance, advertising and promotion, utilities, program paper, forms and other supplies, and miscellaneous racing expenses, arising from the increased pari-mutuel handle and attendance at the new racing facility. Depreciation expense increased by $258,826, or 16.3%, also due to the opening of the new facility.

         General and Administrative Expenses. General and administrative expenses for the fiscal year ended October 31, 1998 increased $1,264,961, or 30.8%, from the prior fiscal year. The increase was a result of an increase in salaries and related taxes and benefits, property taxes, miscellaneous expenses, and office expenses primarily due to the opening of the new facility.

         Other Income (Expenses). Total other income in fiscal 1998 decreased $1,283,610, or 46.7%, from the prior fiscal year primarily as a result of a decrease of $1,921,362 in video poker franchise fee relief partially offset by an increase of $328,220 in Jazz and Heritage Festival beverage sales income due to the improved weather during fiscal 1998's festival compared to the prior year's festival, and a decrease of $246,683 of interest expense due to the repayment of the construction loans in late 1997.

         Interest income in fiscal 1998 increased by $52,469 from the prior fiscal year primarily as a result of the Company investing its operating funds in overnight repurchase securities through a financial institution beginning in July 1998. Short term loan closing costs in fiscal 1998 decreased by $127,105 due to the lack of financing needs of the Company compared to the prior fiscal year. The decrease in the gain on sale of property, plant and equipment of $115,602 related to the fiscal 1997 sale of certain temporary racing facilities, which were used prior to the opening of the Company's new facility.

         Extraordinary Items. During the fiscal year ended October 31, 1998, the Company recorded an extraordinary item of $6,272,628, which was net of $3,683,924 of income taxes, as a result of a fire-related litigation settlement with ADT. During the fiscal year ended October 31, 1997, the Company recorded an extraordinary item of $9,022,525, which was net of $5,298,944 of deferred income taxes, as a result of a fire-related litigation settlement with an insurance agent and broker.

         Income Taxes. In addition to the components of net income previously discussed, net income for fiscal 1998 included an income tax benefit of $645,355 compared to income tax expense of $775,288 in fiscal 1997. The income tax benefit was attributable to a reduction of the excess of basis for financial reporting purposes over basis for tax purposes of property constructed with the recoveries in the fire-related litigation and insurance settlements.

         Net Income. The Company had net income of $5,956,912 for the fiscal year ended October 31, 1998 compared to net income of $9,773,214 for the previous fiscal year. Although the Company received significant litigation settlements as described herein in both fiscal years, the recoveries in fiscal 1998 were substantially below the fiscal 1997 recoveries. In addition, as previously reported, in fiscal 1997, the Company received video poker franchise fee relief of approximately $1.92 million which was not available in fiscal 1998.

LIQUIDITY AND CAPITAL RESOURCES

General

         Cash and cash equivalents increased $911,078 during the fiscal year ended October 31, 1999, as a result of cash provided by investing activities of $3,179,859, partially offset by cash used for operating activities of $874,131, and cash used for financing activities of $1,394,650. Cash provided from investing was primarily from fire litigation settlements described elsewhere herein. Cash used for operations was primarily due to the payment of purses during the Company's live racing meet. Cash used by financing was primarily the result of dividends paid on the Company's stock partially offset by short term financing proceeds.


         Cash and cash equivalents increased $302,297 during the nine months ended July 31, 2000, as a result of cash provided by operating activities of $24,512, cash provided by investing activities of $18,183 and cash provided by financing activities of $259,602.

         As of July 31, 2000, the Company had received cumulatively, since the December 1993 fire, approximately $48.3 million, before taxes, of insurance proceeds resulting from fire loss claims submitted to the Company's insurance carriers or in litigation settlements. The Company's new main grandstand and racing facility was substantially completed in November 1997 and was opened for the start of the Company's 1997-98 live racing meet. The total cost of constructing and furnishing the facility, including the tele-track facility at the Fair Grounds Race Course that was completed in late 1994, was in excess of $35 million.



         In November 1999, the Company entered into a working capital line of credit agreement with First Bank and Trust. The term of the loan agreement has been extended to November 22, 2001. The line of credit is for $2.5 million with interest on amounts outstanding at Citibank N.A.'s prime rate less 0.5% per annum or LIBOR plus 2% from time to time in effect, as selected by the Company. No amounts have been drawn down on the line of credit since it was entered into in November 1999.


         On April 30, 1999, the Company paid a special cash dividend of $1.00 per share to shareholders of record at the close of business on April 15, 1999. The Company presently has no plans to declare any additional cash dividends.


         The Company believes that the combination of existing cash, cash from future operations, funds available under its working capital line of credit, and the Company's capacity to incur short-term and long-term indebtedness, if necessary, will be sufficient to fund the Company's cash requirements for the foreseeable future, including payment of cash in lieu of fractional shares if the proposed Reverse Stock Split is effected. The Company has a deferred tax liability of approximately $9.65 million at July 31, 2000 arising from reinvestment of fire insurance and other litigation settlements into its new facilities within the allowable replacement period. That deferred tax liability is to be paid over approximately 37 years which is the remaining useful life of the new facilities for tax purposes. The Company currently anticipates payment of that liability with funds obtained through the sources outlined above. See
Note 5, "Commitments and Contingencies" in the Notes to Financial Statements for the Years Ended October 31, 1999, 1998 and 1997 included elsewhere herein.


Year 2000 Compliance

         A significant part of the Company's operations are dependent on computer systems and applications. These systems are either owned by the Company or are provided under contract by third party technology or other service providers. The Company has not experienced any significant problems associated with the year 2000 issue, although it is possible that year 2000 problems could develop at a later date.

Impact of Inflation

         To date, inflation has not had a material effect in the Company's operations.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         The Company utilizes an overnight sweep arrangement pursuant to which available funds are invested in daily repurchase agreements which are collateralized by U.S. government or agency securities. The Company also has deposits in U.S. Treasury money market funds which are short-term in nature and guaranteed by the U.S. government. Because of the short-term duration of the financial instruments held by the Company, management does not believe that its financial instruments are materially sensitive to changes in interest rates.

                     MARKET FOR THE COMMON SHARES; DIVIDENDS

         The Company's common shares are traded in the over-the-counter market and are quoted in the "pink sheets" promulgated by the National Quotation Bureau, Inc. and are qualified for listing on the OTC Bulletin Board under the symbol "FGNO". Trading in the Company's common shares has been sporadic and relatively inactive for many years.

         The following chart sets forth the range of the high and low bid quotations for the common shares of the Company for each period indicated. The quotations represent prices between dealers and do not include retail markups, markdowns, commissions or other adjustments and may not represent actual transactions. The information presented was obtained from Dorsey & Company, a broker-dealer located in New Orleans, Louisiana.


                                                                            BID PRICES
         PERIOD                                                      HIGH                LOW

         Fiscal year ended October 31, 1998:
                                Nov. 1, 1997 to Jan. 31, 1998       $20.00              $15.50
                                Feb. 1, 1998 to Apr. 30, 1998        17.00               16.00
                                May 1, 1998 to July 31, 1998         26.00               20.00
                                Aug. 1, 1998 to Oct. 31, 1998        30.00               23.00

         Fiscal year ended October 31, 1999:
                                Nov. 1,1998  to Jan. 31, 1999       $25.00              $22.50
                                Feb. 1, 1999 to Apr. 30, 1999        27.00               24.25
                                May 1, 1999 to July 31, 1999         31.13               27.50
                                Aug. 1, 1999 to Oct. 31, 1999        35.00               30.50

         Fiscal year ended October 31, 2000:
                                Nov. 1,1999  to Jan. 31, 2000       $34.50              $32.00
                                Feb. 1, 2000 to Apr. 30, 2000        32.00               30.25
                                May 1, 2000 to July 31, 2000         37.00               30.50
                                Aug. 1, 2000 to Oct. 31, 2000        44.00               32.38


         On August 18, 2000, the last trading day on which there was any trading in common shares of the Company preceding the announcement of the proposed Reverse Stock Split, the closing sales price of the common shares of the Company on the OTC Bulletin Board was $33.25.


         On April 30, 1999 the Company paid a special dividend of $1.00 per share to shareholders of record at the close of business on April 15, 1999. No other cash dividends were declared or paid during fiscal 1998, 1999 or 2000 or during fiscal 2001 to date.


                                    EXPENSES

         The following is an estimate of the costs and expenses incurred or expected to be incurred by the Company in connection with the Reverse Stock

Split. The amount shown below excludes the cost of paying for fractional shares after the Reverse Stock Split is effected.


         Legal fees and expenses                      $ 110,000
         Transfer and exchange agent fees                 5,000
         Accounting fees and expenses                     5,000
         Printing and mailing costs                       8,000
         Fee to Duff & Phelps                            60,000
         Miscellaneous                                    2,000
                                                      ---------

                  Total                               $ 190,000


                           INCORPORATION BY REFERENCE

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Information Statement shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in this Information Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Information Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

         This Information Statement incorporates documents by reference that are not presented in or delivered with this Information Statement. Copies of these documents are available without charge upon request from the Company.

                             ADDITIONAL INFORMATION

         A representative of Rebowe & Company will be present at the special meeting, will have an opportunity to make a statement if he so desires and will be available to answer appropriate questions from shareholders.

         The Company is presently subject to the informational requirements of the 1934 Act and in accordance therewith files reports and other information with the Commission. Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company; the address of such site is http://www.sec.gov.

                                  OTHER MATTERS

         The Board of Directors does not intend to bring any business before the annual meeting other than that stated herein and is not aware of any other matters that may be presented for action at the meeting.

                                      By Order of The Board of Directors


                                      David R. Sherman
                                      Secretary
Dated: November 3, 2000

                              FINANCIAL STATEMENTS

                                      INDEX

         The following financial statements of the Company, including the notes thereto, and the Report of Independent Certified Public Accountants are included herewith:


Report of Independent Certified Public Accountants                   F-1

Balance Sheets at October 31, 1999 and 1998                          F-2

Statements of Operations
         for the Three Years Ended October 31, 1999                  F-4

Statements of Changes in Stockholders' Equity
         for the Three Years Ended October 31, 1999                  F-7

Statements of Cash Flows
         for the Three Years Ended October 31, 1999                  F-8

Notes to Financial Statements
         for the Three Years Ended October 31, 1999                  F-10

Balance Sheets  at July 31, 2000 (unaudited) and October 31, 1999    F-21

Statements of Operations and Retained Earnings (unaudited)
         for the Nine Months Ended July 31, 2000 and 1999            F-23

Statements of Cash Flows (unaudited)
         for the Nine Months Ended July 31, 2000 and 1999            F-26

Notes to Financial Statements (unaudited)
         for the Nine Months Ended July 31, 2000 and 1999            F-28

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
and Stockholders of the
Fair Grounds Corporation


We have audited the accompanying balance sheets of the FAIR GROUNDS CORPORATION (the "Company") as of October 31, 1999 and 1998, and the related statements of operations, of changes in stockholders' equity, and of cash flows for each of the three years in the period ended October 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of October 31, 1999, and 1998 and the results of its operations and its cash flows for each of the three years in the period ended October 31, 1999 in conformity with generally accepted accounting principles.

/s/ Rebowe & Company

Metairie, Louisiana
January 3, 2000

                            FAIR GROUNDS CORPORATION
                                 BALANCE SHEETS


                                                           October 31
                                                 -------------------------------
ASSETS                                                1999               1998
                                                 ------------       ------------
CURRENT ASSETS
   Cash and cash equivalents                     $  8,488,808       $  7,577,730
   Cash and cash equivalents - restricted             125,665            118,218
   Accounts receivable                                291,083            318,040
   Accounts receivable - related parties              788,139            760,598
   Mutuel settlements                                 181,630            139,964
   Inventory                                          125,156            118,357
   Deferred income taxes                              103,600             59,940
   Prepaid expenses                                   468,165            437,322
                                                 ------------       ------------

        Total Current Assets                       10,572,246          9,530,169
                                                 ------------       ------------

OTHER ASSETS                                           53,768            283,411
                                                 ------------       ------------

PROPERTY, PLANT AND EQUIPMENT
   Buildings and improvements                      44,177,698         43,870,295
   Land improvements                                4,463,899          4,348,135
   Automotive equipment                               963,243            931,424
   Machinery and equipment                          2,696,449          2,432,433
   Furniture and fixtures                             405,352            366,575
                                                 ------------       ------------

        Total                                      52,706,641         51,948,862

   Less: accumulated depreciation
         and amortization                         (17,667,397)       (15,904,346)
                                                 ------------       ------------

   Depreciable property - net                      35,039,244         36,044,516
   Land                                             3,286,281          3,286,281
                                                 ------------       ------------

        Property, plant and equipment - net        38,325,525         39,330,797
                                                 ------------       ------------

        TOTAL ASSETS                             $ 48,951,539       $ 49,144,377
                                                 ============       ============

                            FAIR GROUNDS CORPORATION
                           BALANCE SHEETS (CONTINUED)

                                                           October 31
                                                 -------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY                 1999               1998
                                                 ------------       ------------
CURRENT LIABILITIES
   Notes payable                                 $    109,613       $     46,894
   Accounts payable                                   849,288          1,552,141
   Accrued liabilities:
     Deferred purses                                8,104,835          7,930,825
     Host track fees                                  432,721            374,251
     Uncashed mutuel tickets                          391,790            446,786
     Other                                            543,183            369,135
   Deferred revenues                                  282,970            275,701
   Income taxes payable                                 4,932            515,391
                                                 ------------       ------------

        Total Current Liabilities                  10,719,332         11,511,124
                                                 ------------       ------------

DEFERRED INCOME TAXES                               9,652,819          9,995,418
                                                 ------------       ------------

        Total Liabilities                          20,372,151         21,506,542
                                                 ------------       ------------

COMMITMENTS AND CONTINGENCIES                              --                 --
                                                 ------------       ------------

STOCKHOLDERS' EQUITY
   Capital stock - no par value; authorized
     600,000 shares, 469,940 shares issued
     and 468,580 shares outstanding                 1,525,092          1,525,092
   Additional paid-in capital                       1,936,702          1,936,702
   Retained earnings                               25,153,119         24,211,566
                                                 ------------       ------------

        Total                                      28,614,913         27,673,360

   Less: treasury stock at cost,
        1,360 shares at 1999 and 1998                 (35,525)           (35,525)
                                                 ------------       ------------

        Total Stockholders' Equity                 28,579,388         27,637,835
                                                 ------------       ------------

        TOTAL LIABILITIES AND
          STOCKHOLDERS' EQUITY                   $ 48,951,539       $ 49,144,377
                                                 ============       ============

See accompanying notes to financial statements.

                            FAIR GROUNDS CORPORATION
                            STATEMENTS OF OPERATIONS

                                                      For the Years Ended October 31
                                          --------------------------------------------------
                                               1999              1998               1997
                                          ------------       ------------       ------------
REVENUES
   Pari-mutuel commissions                $ 25,290,751       $ 23,751,342       $ 20,832,282
   Breakage                                    698,018            518,822            481,554
   Uncashed mutuel tickets                     540,124            476,740            404,405
                                          ------------       ------------       ------------
        Total                               26,528,893         24,746,904         21,718,241

   Less: pari-mutuel tax                    (3,330,231)        (3,164,575)        (2,792,092)
                                          ------------       ------------       ------------

   Commission income                        23,198,662         21,582,329         18,926,149
   Host track fees                          10,005,413          6,802,990          5,407,864
   Host track fees - related parties           305,591            297,035            325,680
                                          ------------       ------------       ------------

        Total Mutuel Income                 33,509,666         28,682,354         24,659,693

   Concessions                               2,272,073          2,194,788          1,485,227
   Admissions (net of taxes)                   697,627            753,069            296,870
   Parking                                      56,606             45,090             20,581
   Video poker                               2,980,435          2,899,761          2,346,677
   Programs and forms                        1,455,005          1,598,562          1,491,628
   Miscellaneous                               735,659            520,799            596,928
   Miscellaneous - related parties              87,530             90,668             82,655
                                          ------------       ------------       ------------

        Total Operating Revenues            41,794,601         36,785,091         30,980,259
                                          ------------       ------------       ------------


RACING EXPENSES
   Purses                                   15,666,248         13,339,805         11,041,607
   Salaries and related
     taxes and benefits                      7,710,882          7,058,677          5,702,370
   Contracts and services                    2,353,119          2,197,555          2,333,814
   Depreciation                              1,763,051          1,847,867          1,589,041
   Host track fees                           3,168,059          2,785,281          2,482,926
   Program paper, forms and
     other supplies                          1,649,714          1,774,943          1,587,615
   Utilities                                   998,231          1,204,332            674,071
   Advertising and promotion                   298,452            650,101            862,451
   Advertising and
      promotion - related parties              628,365            502,000            333,000
   Cost of sales - concessions                 866,532            716,918            593,774
   Repairs and maintenance                     774,331            733,474            383,343
   Rent                                        359,872            326,973            304,138
   Miscellaneous                               685,385            704,012            488,113
                                          ------------       ------------       ------------

        Total Racing Expenses             $ 37,190,875       $ 33,841,938       $ 28,098,629
                                          ------------       ------------       ------------


(Continued)

                            FAIR GROUNDS CORPORATION
                      STATEMENTS OF OPERATIONS (CONTINUED)

                                                    For the Years Ended October 31
                                          --------------------------------------------------
                                               1999              1998              1997
                                          ------------       ------------       ------------
GENERAL AND ADMINISTRATIVE
   EXPENSES
   Salaries and related
     taxes and benefits                   $  2,145,314       $  1,483,233       $    993,049
   Legal, audit and director fees            1,254,283          1,051,024          1,129,814
   Property taxes                              965,661            811,104            399,541
   Insurance                                   818,374            827,775            866,343
   Office expenses                             569,711            408,938            350,090
   Contracts and services                      127,794            179,880            197,603
   Miscellaneous                               465,440            605,545            166,098
                                          ------------       ------------       ------------

        Total General and
          Administrative Expenses            6,346,577          5,367,499          4,102,538
                                          ------------       ------------       ------------

LOSS FROM OPERATIONS                        (1,742,851)        (2,424,346)        (1,220,908)
                                          ------------       ------------       ------------

OTHER INCOME (EXPENSE)
   Jazz and Heritage Festival
     income - net                            1,249,042          1,376,973          1,048,753
   Video poker franchise fee                        --                 --          1,921,362
   Financing charge - related party           (988,789)                --                 --
   Interest expense                            (19,783)           (19,752)          (266,435)
   Interest income                             158,545            130,821             78,352
   Other                                            --            (24,767)           (35,147)
                                          ------------       ------------       ------------

        Total Other Income                $    399,015       $  1,463,275       $  2,746,885
                                          ------------       ------------       ------------

INCOME (LOSS) BEFORE
   INCOME TAXES AND
   EXTRAORDINARY ITEM                     $ (1,343,836)      $   (961,071)      $  1,525,977

PROVISION (BENEFIT) FOR
   INCOME TAXES                               (236,256)          (645,355)           775,288
                                          ------------       ------------       ------------

INCOME (LOSS) BEFORE
EXTRAORDINARY ITEM                          (1,107,580)          (315,716)           750,689

EXTRAORDINARY ITEM -
INSURANCE PROCEEDS AS A
RESULT OF DECEMBER 1993
FIRE (net of $1,478,657, $3,683,924
and $5,298,944 of related income taxes
in 1999, 1998 and 1997, respectively)        2,517,713          6,272,628          9,022,525
                                          ------------       ------------       ------------

NET INCOME                                $  1,410,133       $  5,956,912       $  9,773,214
                                          ============       ============       ============

(Continued)

                            FAIR GROUNDS CORPORATION
                      STATEMENTS OF OPERATIONS (CONTINUED)

                                                 For the Years Ended October 31
                                          --------------------------------------------
                                           1999               1998              1997
                                          ------             ------             ------
PER SHARE OF COMMON STOCK:

   INCOME (LOSS) BEFORE
     EXTRAORDINARY ITEM                   $(2.37)            $(0.68)            $ 1.60

   EXTRAORDINARY ITEM,
     NET OF INCOME TAXES                    5.38              13.39              19.20
                                          ------             ------             ------

   NET INCOME                             $ 3.01             $12.71             $20.80
                                          ======             ======             ======

See accompanying notes to financial statements.

                            FAIR GROUNDS CORPORATION
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              For the Years Ended October 31, 1999, 1998 and 1997

                                                                                         Unrealized
                                                                                          Loss On
                                                         Additional                      Securities                       Total
                                           Capital         Paid-In       Retained        Available       Treasury     Stockholders'
                                            Stock         Capital        Earnings         For Sale        Stock          Equity
                                         ------------   ------------   ------------    ------------    ------------   -------------
Balance, October 31, 1996                $  1,525,092   $  1,936,702   $  8,481,440    $    (17,125)   $    (35,525)  $  11,890,584


 Net Income                                        --             --      9,773,214              --              --       9,773,214

 Change in unrealized loss
 on securities available
 for sale                                          --             --             --          14,003              --          14,003
                                         ------------   ------------   ------------    ------------    ------------   -------------

Balance, October 31, 1997                   1,525,092      1,936,702     18,254,654          (3,122)        (35,525)     21,677,801

 Net Income                                        --             --      5,956,912              --              --       5,956,912

 Change in unrealized loss
 on securities available
 for sale                                          --             --             --           3,122              --           3,122
                                         ------------   ------------   ------------    ------------    ------------   -------------

Balance, October 31, 1998                   1,525,092      1,936,702     24,211,566              --         (35,525)     27,637,835

 Net Income                                        --             --      1,410,133              --              --       1,410,133

 Special cash dividends ($1 per share)             --             --       (468,580)             --              --        (468,580)
                                         ------------   ------------   ------------    ------------    ------------   -------------

Balance, October 31, 1999                $  1,525,092   $  1,936,702   $ 25,153,119    $         --    $    (35,525)  $  28,579,388
                                         ============   ============   ============    ============    ============   =============

See accompanying notes to financial statements.

                            FAIR GROUNDS CORPORATION
                            STATEMENTS OF CASH FLOWS

                                                       For the Years Ended October 31
                                               ------------------------------------------------
                                                   1999              1998             1997
                                               -----------       -----------       ------------
CASH FLOWS FROM OPERATING
  ACTIVITIES
  Net income                                   $ 1,410,133       $ 5,956,912       $  9,773,214
  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
    Depreciation                                 1,763,051         1,847,867          1,589,041
    Financing charge - related party               988,789                --                 --
    Gain on sale of property                            --                --           (115,602)
    Provision (benefit) for
      deferred income taxes                       (407,805)         (301,326)         5,836,263
    Loss (Gain) on sale of
      investment securities                             --              (725)              (398)
    Gain from fire                              (3,996,370)       (9,900,000)       (14,321,469)
    Change in assets and
      liabilities:
    (Increase) decrease in:
    Accounts receivable and
      mutuel settlements                           (14,709)          763,225           (225,520)
    Accounts receivable - related parties          (27,541)         (594,405)          (212,551)
    Inventory                                       (6,799)          (23,054)           (11,055)
    Prepaid expenses                               (30,843)          (84,155)            72,816
    Cash and cash equivalents -
      restricted                                    (7,447)        2,525,484         (2,509,773)
    Deposits and other assets                      229,643          (157,895)           (23,832)
    Increase (decrease) in:
    Accounts payable and
      accrued liabilities                         (510,259)          736,220            524,312
    Deferred purses                                174,010           505,646            732,124
    Deferred revenues                                7,269           134,861            134,840
    Income taxes payable                          (445,253)          329,185             71,000
                                               -----------       -----------       ------------

    Total Adjustments                           (2,284,264)       (4,219,072)        (8,459,804)
                                               -----------       -----------       ------------

  Net cash provided by (used for)
    operating activities                          (874,131)        1,737,840          1,313,410
                                               -----------       -----------       ------------


(Continued)

                            FAIR GROUNDS CORPORATION
                      STATEMENTS OF CASH FLOWS (CONTINUED)

                                                       For the Years Ended October 31
                                               ------------------------------------------------
                                                   1999              1998             1997
                                               -----------       -----------       ------------
CASH FLOWS FROM INVESTING
  ACTIVITIES
  Capital expenditures                            (757,779)       (3,478,477)       (12,965,686)
  Construction contract
    payable                                        (58,732)       (1,097,994)         1,156,726
  Purchase of securities
    available for sale                                  --          (750,000)          (500,000)
  Proceeds from sale of
    securities available for sale                       --         1,346,725            108,852
  Proceeds from sale of property                        --            (1,111)           126,371
  Proceeds from fire
    litigation settlements                       3,996,370         9,900,000         14,321,469
                                               -----------       -----------       ------------

  Net cash provided by
    investing activities                         3,179,859         5,919,143          2,247,732
                                               -----------       -----------       ------------

CASH FLOWS FROM FINANCING
  ACTIVITIES
  Dividends paid                                  (468,580)               --                 --
  Payment of financing charge --                  (988,789)               --                 --
    related party
  Proceeds from short-term
    borrowings                                   1,320,052         2,272,253         17,083,985
  Principal repayments
    of short-term borrowings                    (1,257,333)       (7,544,262)       (21,717,305)
                                               -----------       -----------       ------------

  Net cash used for
    financing activities                        (1,394,650)       (5,272,009)        (4,633,320)
                                               -----------       -----------       ------------

NET INCREASE (DECREASE) IN
  CASH AND CASH EQUIVALENTS                        911,078         2,384,974         (1,072,178)

CASH AND CASH EQUIVALENTS
  AT BEGINNING OF YEAR                           7,577,730         5,192,756          6,264,934
                                               -----------       -----------       ------------

CASH AND CASH EQUIVALENTS
  AT END OF YEAR                               $ 8,488,808       $ 7,577,730       $  5,192,756
                                               ===========       ===========       ============

See accompanying notes to financial statements.

                            FAIR GROUNDS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
               For the Years Ended October 31, 1999, 1998 and 1997


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The Company conducts a live winter/spring race meet for thoroughbred horses and participates in inter-track wagering as a host track and as a receiving track. In addition, the Company currently operates five off-track betting facilities located in Southeast Louisiana, as well as a tele-track facility located at the Fair Grounds Race Course. Most of the Company's revenues and receivables are dependent on patrons of horse racing and other horse racing facilities and tele-tracks. This results in a concentration of risk and could be affected by regulations or economic conditions that affect the gaming industry.

Basis of Consolidation

The accompanying financial statements include the accounts of the Company and its wholly-owned subsidiary, F. G. Staffing Services, Inc. All inter-company balances and transactions have been eliminated in consolidation.

Uninsured Cash Deposits

As of October 31, 1999 and 1998, the Company had deposits in various financial institutions in the aggregate of $8,622,684 and $8,124,477, respectively. In fiscal year 1999, $308,915 was FDIC insured and $7,884,502 was invested in U.S. Government Securities which are guaranteed by the Federal Government, but are not FDIC insured. The remaining deposits exceeded insured limits as of October 31, 1999 and 1998 by $429,267 and $787,598, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Cash and Cash Equivalents - Restricted

As of October 31, 1999 and 1998, restricted cash totalled $125,665 and $118,218, respectively. This restricted cash is a security deposit for the Company's worker's compensation program.

Inventory

Inventory consists primarily of food and beverage items and is stated at the lower of cost or market. Cost is determined by the first-in, first-out method.



Property, Plant and Equipment

Property, plant and equipment is stated at cost. Depreciation is provided by the straight-line method. The estimated useful lives of the buildings range from 20 to 40 years. Lives of other depreciable assets range from approximately 3 to 20 years. For financial reporting purposes, leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful life of the asset. The Company records impairment losses on long-lived assets used in operations when indications of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets.

Advertising

Advertising costs are charged to operations when incurred.

                            FAIRGROUNDS CORPORATION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
              For the Years Ended October 31, 1999, 1998 and 1997

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


Accounts Receivable

The Company has recorded accounts receivable from pari-mutuel wagering, video poker and other activities. The majority of these receivables is settled at least monthly and considered fully collectable. Therefore, management does not consider an allowance for doubtful accounts to be necessary.

Deferred Revenues

Promotional fees and reserved seating deposits received by the Company are deferred and recognized as income over the duration of the racing meet.

Investment Securities - Available for Sale

The Company classifies its investment securities as held to maturity or available for sale based upon its ability and intent to hold such securities. The Company has classified its securities as available for sale and reports them at fair value with the unrealized gain or loss shown as a separate component of stockholders' equity. The Company records realized gains and losses on investment securities as they are sold, using the specific identification method.

Fair Value Disclosures

Financial Accounting Standards Board ("FASB") Statement No. 107, "Disclosure about Fair Value of Financial Instruments," is a part of a continuing process by the FASB to improve information on financial instruments. The following methods and assumptions were used by the Company in estimating its fair value disclosures for such financial instruments as defined by the Statement:

      Cash and Cash Equivalents -- The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.



      Notes Payable -- The carrying amount of the Company's borrowings under its line of credit agreements and other long-term debt approximates fair value, based upon current interest rates.

Uncashed Mutuel Tickets

Holders of uncashed winning pari-mutuel tickets have until 90 days after the end of a given race meet to cash their winning tickets. Tickets that expire become revenues of the Company, up to a maximum of $250,000 per live or simulcasted race meet. Uncashed pari-mutuel tickets exceeding $250,000 per live or simulcasted race meet are remitted to the State of Louisiana.

Income Taxes

The Company records income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. The most significant deferred tax items of the Company relates to the deferred tax gain as a result of the December 1993 fire as further discussed in Note 5.

Deferred Purses

Deferred purses include those amounts required by Louisiana law to be withheld from commissions, video poker revenues, or out-of-state host fees earned by a racing licensee and paid as purse supplements during the licensee's succeeding live racing meet.

Net Income Per Share

Net income per share is determined by dividing net income by the weighted average number of common shares outstanding during the period. Per share amounts were determined using 468,580 common shares outstanding.

                            FAIR GROUNDS CORPORATION
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               For the Years Ended October 31, 1999, 1998 and 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


Use of Estimates

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.




Reclassification

Certain prior year accounts have been reclassified to conform to the current year presentation. This reclassification has no effect on the net income for the year ended October 31, 1998 and 1997.

Restatement of 1998 Financial Statements

The financial statements for the year ended October 31, 1998 have been restated to correct for an error in the calculation of deferred income taxes. The Company's statement of operations for the fiscal year ended October 31, 1998 erroneously reflected a benefit for income taxes of $3,364,232 and net income for fiscal 1998 of $8,973,671. The benefit for income taxes was primarily related to the insurance and litigation recoveries arising out of a fire at the Company's race track in 1993 and the reinvestment of those recoveries in the Company's new facilities. Had this error not occurred, net income would have been reduced by $3,016,759 or $6.38 per share, to $5,956,912 or $12.71 per share. Stockholders' equity at October 31, 1998 would have been $27,637,835 as compared to the previously reported amount of $30,654,594. The Company's financial statements as of October 31, 1998 have been restated to reflect this adjustment.


NOTE 2 - STATEMENTS OF CASH FLOWS - SUPPLEMENTAL DISCLOSURES

Cash was paid during the following fiscal years for:

                                                  1999               1998              1997
                                               -----------       -----------       ------------
Interest                                       $    19,783       $    50,594       $    454,457
                                               ===========       ===========       ============
Income taxes                                   $ 1,298,000       $ 3,154,626       $    166,969
                                               ===========       ===========       ============

The 1997 cash paid for interest includes capitalized interest of $214,103.

There were no noncash investing or financing activities for fiscal years ended October 31, 1999, 1998, and 1997.

                            FAIR GROUNDS CORPORATION
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
              For the Years Ended October 31, 1999, 1998 and 1997

NOTE 3 - INVESTMENT SECURITIES AVAILABLE FOR SALE

There were no investment securities classified as available for sale at October 31, 1999 and 1998.

During the fiscal years ended October 31, 1998 and 1997, proceeds from sales of investment securities available for sale were $1,346,725 and $108,852, respectively, and gross realized gains (losses) from such sales were $(725), and $398, respectively. There were no proceeds from sales of investment securities or gains (losses) realized for the fiscal year ended October 31, 1999.



NOTE 4 - NOTES PAYABLE

                                                         October 31
                                                 ---------------------------
                                                   1999              1998
                                                 --------           --------
Imperial Premium Finance, Inc.
Installment note - insurance
premium financing; interest at 6.75%,
final installment due April 2000                   69,130                 --

INAC Corp; Installment note -
insurance premium financing;
interest at 6.78%, final installment
due February 2000                                  40,483                 --

INAC Corp.; Installment note -
insurance premium financing;
interest at 6.79%, final installment
due February 1999                                      --             46,894
                                                 --------           --------
                                                 $109,613           $ 46,894
                                                 ========           ========

NOTE 5 - INCOME TAXES

The components of the income tax provision (benefit) are as follows:

                                                        October 31
                                    --------------------------------------------------
                                        1999               1998                1997
                                    ------------       ------------       ------------
Current:
     Federal                        $  1,278,244       $  3,188,238       $    121,000
     State                               200,413            495,686                 --
                                    ------------       ------------       ------------
          Total                        1,478,657          3,683,924            121,000

Deferred                                (236,256)          (645,355)         5,953,232
                                    ------------       ------------       ------------

          Total                     $  1,242,401       $  3,038,569       $  6,074,232
                                    ============       ============       ============

                            FAIR GROUNDS CORPORATION
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               For the Years Ended October 31, 1999, 1998 and 1997

NOTE 5 - INCOME TAXES (CONTINUED)

Approximately $1.5 million, $3.7 million and $5.3 million of the deferred income tax provision is shown net of the extraordinary item - gain on fire on the Statement of Operations for the years ended October 31, 1999, 1998 and 1997, respectively.

For the fiscal years ended October 31, 1999 and 1998, the tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and liabilities are presented below. There was no activity in the valuation allowance in fiscal years 1999 and 1998.

                                                             October 31
                                                     -----------------------------
                                                         1999               1998
                                                     -----------       -----------
Current deferred tax assets:
General liability insurance contingency accrual      $   103,600       $    59,940
                                                     -----------       -----------
Total current deferred tax assets                    $   103,600       $    59,940
                                                     ===========       ===========
Non-current deferred tax assets:

Tax accumulated depreciation in excess of book       $(1,850,589)      $(2,193,188)
                                                     -----------       -----------
Total non-current deferred tax assets                 (1,850,589)       (2,193,188)

Non-current deferred tax liabilities:

Deferred tax on gain from fire                        (7,802,230)       (7,802,230)
                                                     -----------       -----------
Net non-current deferred tax liabilities             $(9,652,819)      $(9,995,418)
                                                     ===========       ===========

A reconciliation of the provision (benefit) for taxes on income at the Company's federal statutory income tax rate to the tax provision (benefit) for financial reporting purposes for fiscal years ending October 31, 1999, 1998 and 1997 is as follows:

                                                               October 31
                                               ---------------------------------------------
                                                  1999             1998              1997
                                               ----------      -----------       -----------
Expected tax provision                         $  901,862      $ 3,058,464       $ 5,388,132
State income taxes                                200,413          495,686           475,423
Utilization of net operating loss                      --               --           251,000
Additional tax basis attributable to gain              --         (347,473)               --
Other                                             140,126         (168,108)          (40,323)
                                               ----------      -----------       -----------
Actual tax provision                           $1,242,401      $ 3,038,569       $ 6,074,232
                                               ==========      ===========       ===========

                            FAIR GROUNDS CORPORATION
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               For the Years Ended October 31, 1999, 1998 and 1997

NOTE 5 - INCOME TAXES (CONTINUED)

As of October 31, 1999, the Company has recorded a non-current deferred tax liability totaling $9,652,819 as a result of the deferred gain on the fire for income tax purposes. The Company has reinvested all fire insurance and litigation proceeds into its new facilities within the allowable replacement period, therefore deferring the gain on the involuntary conversion. As a result, the Company has a difference between the book and tax bases of such facilities. This taxable difference will reverse with the scheduled depreciation of such assets over the next 37 years which is the remaining tax life of such facilities.


NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company has been a party to a number of legal proceedings which arose as a result of the December 1993 fire that destroyed the Company's main clubhouse and grandstand building or in connection with the Company's efforts to collect insurance proceeds after the fire. The following is a brief description of pending fire-related proceedings or proceedings terminated during the fiscal year ended October 31, 1999:

Travelers Litigation

In May 1994, the Company filed an action in the 24th Judicial Court in the State of Louisiana against Travelers Indemnity Company of Illinois ("Travelers") and others. The Company contended that the insurance policy issued by Travelers provided the Company with blanket coverage in the amount of $24.2 million in excess of the $10 million of underlying coverage and accordingly, that Travelers was liable for the difference between $24.2 million and the amount previously paid by Travelers (approximately $9.5 million), plus statutory penalties of 10% of the amount not paid, interest, attorney's fees and costs. The Company further contended that the insurance agent and the insurance broker who arranged for the insurance were liable to the Company for any damages sustained including any damages sustained because the amount of coverage was less than that claimed by the Company. Travelers' position was that its liability under such policy was limited to the amount which it had previously paid.

In November 1996, the Company reached a joint settlement with the insurance agent and broker. The settlement agreement included a "Mary Carter" provision whereby the insurance agent and broker are entitled to share in any recovery that the Company might have obtained from Travelers in that litigation. The Company's action against Travelers was tried in September 1997, and in April 1998 the trial court entered judgment in favor of the Company and against Travelers, awarding the Company an additional $2,410,905 in business interruption insurance, legal interest on that sum from May 1994 until paid, statutory penalties in the amount of $222,128 and attorney's fees in an amount to be set by the Court. The court later fixed the amount of attorney's fees at $75,000.

Both the Company and Travelers filed appeals with the Louisiana Fifth Circuit Court of Appeals. On September 28, 1999 the Court of Appeals amended the trial court judgment to delete the $2,410,905 award for business interruption coverage and otherwise affirmed the trial court's decision. After the Company's petition for rehearing was refused by the Court of Appeals on October 18, 1999, the Company filed an application for writ of certiorari with the Louisiana Supreme Court which has not yet acted on such application. Since the decision by the Court of Appeals, Travelers has paid $327,147 to the Company in satisfaction of that portion of the judgment attributable to penalties, attorney's fees and interest thereon. Under the Mary Carter provision, the Company is entitled to the following: (i) 100% of the first $1.0 million recovered and 100% of any recovery from $3.0 million to $4.0 million;

                            FAIR GROUNDS CORPORATION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                              For the Years Ended
                        October 31, 1999, 1998 and 1997

NOTE 6 - COMMITMENTS AND CONTINGENCIES (CONTINUED)




(ii) 57.214437% of any recovery from $10.0 million to $14,674,474; and (iii) 85% of any recovery in excess of $14,674,474.

Livingston Downs Litigation

In 1996, a suit was filed in U.S. District Court in Baton Rouge by Livingston Downs Racing Association ("Livingston") naming the Company and other defendants in an antitrust/civil RICO suit alleging the Company participated in a conspiracy to prevent the plaintiff from entering the live racing, off track betting and video poker markets. The Company filed a motion for summary judgment in late 1998 but that motion has not been decided by the U.S. District Court. Livingston had previously filed a series of other legal actions against the Company which were resolved in the Company's favor. Management believes that Livingston's claims in this case are without merit. However, there is no assurance that the Company will successfully defend all of Livingston's claims. Because the amount is question has not yet been determined but could be substantial and because there is no assurance that there will be insurance coverage or that it will be adequate, as discussed below, the failure of the Company to prevail in this lawsuit could have a material adverse effect on the Company's operations, financial condition and cash flows.

In a declaratory judgment action related to the Livingston suit brought by insurers for the Company and several of its affiliates, which case has been consolidated with the suit filed by Livingston, on January 14, 1999 the U.S. District Court granted the Company's motion for summary judgment, finding that coverage exists under certain of the Company's insurance policies for claims asserted by Livingston and that the insurers have a duty to defend. The insurers have filed a motion for new trial that is pending in the U.S. District Court. There is no assurance that the motion for new trial will be denied or, if denied, that the decision of the U.S. District Court will be affirmed on appeal or that the insurance policies will provide sufficient coverage to indemnify the Company fully.

Other Litigation


A suit was filed in 1996 in the 19th Judicial District Court in Louisiana by the Louisiana Horsemen's Benevolent and Protective Association ("LHBPA"), an association of horsemen organized to promote the dissemination of information on issues critical to horsemen and the exchange of ideas and information, against the Company, the State of Louisiana, and all other pari-mutuel wagering facilities operating in Louisiana. The LHBPA is seeking a larger portion of video poker proceeds on the grounds that the State of Louisiana and the horse racing tracks in Louisiana have misinterpreted a Louisiana statute specifying the amount of revenues from video poker machines at pari-mutuel waging facilities that are to be used as purse supplements. A motion for summary judgment seeking dismissal of this action was filed in April 1999 and is pending before the court. Management believes that the Company is in compliance with the Louisiana statute and the guidelines established by the Louisiana State Police Gaming Division, which regulates compliance with the State of Louisiana video poker law, and that the Company has sufficient defenses to all claims. However, there is no assurance that the Company will successfully defend the LHBPA's claims. Because the amount in question could be substantial, the failure by the Company to prevail in this lawsuit could have a material effect on the Company's operations, financial condition and cash flows.


In July 1997, present or former security or concessions employees of the Company filed an action in the United States District Court in New Orleans claiming that the plaintiffs were entitled, under the Fair Labor Standards Act, to overtime for hours worked over 40 in each work week from July 1994 to July

                            FAIRGROUNDS CORPORATION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
              For the Years Ended October 31, 1999, 1998 and 1997

NOTE 6 -- COMMITMENTS AND CONTINGENCIES (CONTINUED)


1997. Two of the plaintiffs also sought to recover damages for alleged retaliatory discharge. In 1999, the Company and the plaintiffs reached a settlement agreement pursuant to which the Company paid the plaintiffs $100,000 in full settlement of all claims for overtime pay plus attorneys' fees. The retaliatory discharge claims were tried in 1999. At the conclusion of evidence, the court dismissed those claims.

During fiscal 1999, the Company received a final payment of $3,996,370 in connection with the fire-related litigation against ADT Security Systems Mid-South, Inc., as previously reported. This amount has been reported as an extraordinary item, net of taxes, in the Company's October 31, 1999 Statement of Operations.

The Company also has an accrued liability of $280,000 for contingent liabilities as of October 31, 1999. This amount has been reported as an "Other Current Liability" in the October 31, 1999 Balance Sheet. This accrual increased by $118,000 over fiscal 1998's accrual based upon management's evaluation of outstanding contingencies at October 31, 1999. Such increase of the accrual for contingent liabilities has been reported as a "Miscellaneous General and Administrative Expense" in the Company's October 31, 1999 Statement of Operations.

Except as described above, there are no material pending legal proceedings, other than ordinary routine litigation incidental to its business, to which the Company is a party or of which any of its property is the subject.


NOTE 7 - RELATED PARTY TRANSACTIONS


In April 1996, Bryan G. Krantz purchased 339,604 shares of the Company's stock from a Trust which had previously acquired the shares from Marie G. Krantz. A promissory note was executed by Bryan G. Krantz in favor of the Trust for $9,984,358 with interest at 5.76% per year. The note is due in April 2005 and cannot be prepaid. The note is secured by a Stock Pledge Agreement in favor of the Trust executed by Bryan G. Krantz and Marie G. Krantz, in her capacity as Voting Trustee of a Voting Trust which at the time of such purchase, and throughout the period referred to herein, held such shares. In April 1998, Bryan
G. Krantz transferred said 339,604 shares of the Company's common stock to Finish Line Management Corporation ("Finish Line"), together with all of his interest in the Voting Trust and the voting trust certificate issued by Marie G. Krantz, as Voting Trustee, representing a beneficial interest in 339,604 shares of the Company's common stock. Finish Line assumed Bryan G. Krantz's indebtedness to the Trust and agreed to be bound by the Stock Pledge Agreement. Bryan G. Krantz owns 100% of the capital stock of Finish Line, having acquired from Marie G. Krantz, as Voting Trustee, in March 1998 the 66.6% of the outstanding capital stock of Finish Line not theretofore owned by him. Accordingly, the transfer of the 339,604 shares of common stock from Bryan G. Krantz to Finish Line did not constitute a change in beneficial ownership of said 339,604 shares.


Marie G. Krantz, Chairman of the Board of Directors and Treasurer of the Company, has voting control, as Voting Trustee, over the 339,604 shares of common stock of the Company (72.27% of the outstanding common stock of the Company) owned by Finish Line.

In August 1992, the Company entered into a Management Agreement with Finish Line to operate five tele-track facilities previously operated by Jefferson Downs Corporation ("Jefferson Downs"), all of the capital stock of which is owned by Marie G. Krantz and Bryan G. Krantz, for a period of ten years, commencing November 1, 1992, with the option granted to Finish Line to extend the term of the Management Agreement for two additional five year periods. The Management Agreement provides that Finish Line is to have the exclusive responsibility for the direction, supervision, management and operation of such facilities, is to collect all monies from such operation and is to pay all expenses in connection therewith. The Company receives a monthly payment of 0.1% of the gross pari-mutuel handle at such facilities plus purse supplements, and Finish Line receives monthly compensation equal to the difference between the gross receipts collected at such facilities less all expenses (including

                            FAIR GROUNDS CORPORATION
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
              For the Years Ended October 31, 1999, 1998 and 1997


NOTE 7 - RELATED PARTY TRANSACTIONS (CONTINUED)

the payment to the Company described herein) paid by Finish Line. In addition, Finish Line is to indemnify the Company for, among other things, all obligations under the leases assigned by Jefferson Downs to the Company. During the fiscal years ended October 31, 1999, 1998 and 1997, the Company received $87,530, $90,668, and $82,655, respectively, from Finish Line in accordance with the Management Agreement. Accounts receivable from Finish Line were $774,245 and $753,984 at October 31, 1999 and 1998, respectively.


The following table reflects the host track fees and purse supplement receipts from Finish Line for the fiscal years ended October 31, 1999, 1998, and 1997.

                                                               Received by the Company and Paid
                                                        by Finish Line for the Years Ended October 31
                                                        ---------------------------------------------
                                                             1999             1998           1997
                                                        -------------   -------------   -------------
Host track fees                                         $     305,591   $     297,035   $     325,680
                                                        =============   =============   =============
Purse supplement receipts                               $   4,986,874   $   4,788,281   $   4,822,405
                                                        =============   =============   =============




Marie G. Krantz and Bryan G. Krantz each own 50% of the capital stock of Continental Advertising, Inc. ("Continental"). During the fiscal years ended October 31, 1999, 1998 and 1997, the Company made payments to Continental of $628,365, $502,000, and $333,000, respectively, to reimburse Continental for advertising expenses paid by it. Continental does not generate any net income and the Krantz's do not receive any form of compensation from it. As of October 31, 1999 and 1998, the Company was due amounts included in accounts receivable of $13,894 and $6,614 from Continental, respectively.

In February 1992, the Company, Jefferson Downs and Finish Line entered into an agreement with Video Services, Inc. ("VSI"), whereby VSI was granted the exclusive right and license by the Company to install, maintain and operate video draw poker devices at the Fair Grounds Race Course, Jefferson Downs Race Course and at the tele-tracks then operated by the Company, Jefferson Downs and Finish Line. Such agreement was for an initial term of five years, with an option by VSI to extend the term for an additional five years, which option was exercised. The agreement provides that the Company is to receive a percentage of the revenues from the operation of the devices installed at the Company's facilities (not including the facilities operated for the Company by Finish
Line). Such percentage is calculated on the basis of the average amount collected daily from each device during each month, after the payment of prizes, taxes and fees. One-half of the net revenues from such devices, after deduction of certain amounts, are required by state statute to be paid as purse supplements during the live racing meet. In addition, this agreement entitles the Company and Finish Line to share in a $270,000 annual promotional fee paid by VSI. In each of fiscal years 1999, 1998 and 1997, upon agreement of the Company and Finish Line, the Company received the total promotional fee of $270,000. Of this amount, $135,000 was set aside each year as purse supplements to be paid during the upcoming racing season.

The video poker draw devices which have been installed and are to be installed by VSI remain the property of VSI. As of October 31, 1999, 1998 and 1997, there were a total of 337, 315, and 297 devices, respectively, in operation at all of the Company's facilities. In addition, there were a total of 345, 414, and 428 devices in operation at the Finish Line facilities as of October 31, 1999, 1998 and 1997, respectively.

                            FAIR GROUNDS CORPORATION
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               For the Years Ended October 31, 1999, 1998 and 1997

NOTE 7 - RELATED PARTY TRANSACTIONS (CONTINUED)

In March 1999, the Company, as approved by its Board of Directors, paid to Marie
G. Krantz a guaranty fee in the amount of $988,789, which was computed on the basis of the Company's outstanding reconstruction indebtedness during the period set forth below, for her guaranty of, and pledge of personal assets to secure, the Company's reconstruction debt from 1995 through completion of construction in late 1997.



NOTE 8 - LEASES

The Company has various operating leases for the use of buildings and parking facilities to operate off-track betting facilities in Louisiana. The location, lease terms, and monthly payments are as follows:

=================================================================================================
                                                                                          Monthly
            Location                              Lease Term                              Payment
-------------------------------------------------------------------------------------------------
 St. Bernard Parish, Louisiana         January 1, 1995 to January 31, 1999                $ 6,000
                                       February 1, 1999 to January 31, 2004               $ 9,325

-------------------------------------------------------------------------------------------------

 LaPlace, Louisiana                    February 1, 1998 to January 31, 1999               $ 4,420
                                       February 1, 1999 to January 31, 2000               $ 4,553

-------------------------------------------------------------------------------------------------

 Bourbon Street -                      March 15, 1991 to March 14, 1999                   $10,000
 New Orleans, Louisiana                March 15, 1999 to March 14, 2004                   $13,125

-------------------------------------------------------------------------------------------------

 Thibodaux, Louisiana                  October 1, 1998 to September 30, 1999              $ 2,300
                                       October 1, 1999 to September 30, 2000              $ 2,300

-------------------------------------------------------------------------------------------------

 Metairie, Louisiana                   February 1, 1998 to January 31, 1999               $ 9,000
                                       February 1, 1999 to January 31, 2000               $ 9,500
                                       February 1, 2000 to January 31, 2001               $ 9,500
=================================================================================================



The tele-tracks formerly licensed to Jefferson Downs and now licensed to the Company are also leased; however, as described herein, Finish Line has agreed to indemnify the Company for, among other things, all obligations under the leases assigned by Jefferson Downs to the Company.

Future obligations over the primary lease terms, not including renewal periods, of the Company's long-term leases as of October 31, 1999 are as follows:

                       Year Ending
                       October 31
                       -----------
                          2000                        $  422,359
                          2001                           297,900
                          2002                           269,400
                          2003                           269,400
                          2004                            87,038
                                                      ----------
                          Total                       $1,346,097
                                                      ==========

                            FAIR GROUNDS CORPORATION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
              For the Years Ended October 31, 1999, 1998 and 1997

NOTE 8 - LEASES (CONTINUED)

The Company is party to an agreement with Autotote Limited to provide wagering services, including computer and all related services to carry out the totalisator function for the Company, until November 20, 2002. The Company pays Autotote Limited 0.0039% of the total on-track pari-mutuel handle, plus fixed equipment rental fees for certain equipment provided by Autotote. The minimum to be paid to Autotote Limited for each year of the agreement is $200,000. No estimates of future obligations under this agreement have been included in the above table. For the fiscal years ended October 31, 1999, 1998, and 1997, the Company incurred $200,000 in minimum rental fees and $695,670, $647,187 and $600,724, respectively, in equipment and contingent rental fees in connection with its agreement with Autotote Limited. Such rental fees were recorded as racing expenses - contracts and services.

NOTE 9 - STOCK OPTIONS

The Company has a stock option plan whereby all incentive stock options granted under the Plan are intended to qualify as incentive stock options under Section 422(b) of the Internal Revenue Code. Under the Plan, the option price per share must be at least equal to 100% of the fair market value per share of the common shares of the Company on the date of the grant. An aggregate of 20,000 common shares has been reserved for issue and may be granted up to February 28, 2001. No options were granted or exercised during fiscal years ended October 31, 1999, 1998 and 1997. No options were outstanding at October 31, 1999.



NOTE 10 - DEFINED CONTRIBUTION PLAN

The Company's 401(k) Plan is a defined contribution plan covering all full-time employees that have at least one year of service and are age twenty-one or older.

Plan participants may contribute to the Plan, and the Company may make matching contributions subject to the provisions of the Employees Retirement Income Security Act.

The Company did not make any matching contributions to the Plan during the years ended October 31, 1999, 1998, and 1997.

NOTE 11 - SUBSEQUENT EVENT

On November 9, 1999, the Company received $326,396.87 from Travelers Indemnity Company of Illinois. (See Note 6 above).

                            FAIR GROUNDS CORPORATION
                                 BALANCE SHEETS

                                                  (Unaudited)
                                                    July 31,         October 31,
                                                     2000               1999
                                                 ------------       ------------
ASSETS

CURRENT ASSETS
      Cash and cash equivalents                  $  8,791,105       $  8,488,808
      Cash and cash equivalents
           - restricted                               131,068            125,665
      Accounts receivable                             476,006            327,109
      Accounts receivable - related parties           297,014            304,860
      Mutuel settlements                                   --            181,630
      Inventory                                       130,778            125,156
      Prepaid expenses                              1,239,402            468,165
      Deferred Taxes                                  103,600            103,600
                                                 ------------       ------------

           Total Current Assets                    11,168,973         10,572,246
                                                 ------------       ------------

OTHER ASSETS                                           88,097             53,768
                                                 ------------       ------------

PROPERTY, PLANT AND EQUIPMENT
      Buildings and improvements                   44,297,167         44,177,698
      Land improvements                             4,463,899          4,463,899
      Automotive equipment                            995,765            963,243
      Machinery and equipment                       2,799,243          2,696,449
      Furniture and fixtures                          425,202            405,352
                                                 ------------       ------------

           Total                                   52,981,276         52,706,641

      Less: accumulated depreciation
           and amortization                       (18,913,891)       (17,667,397)
                                                 ------------       ------------

      Depreciable property - net                   34,067,385         35,039,244
      Land                                          3,286,281          3,286,281
                                                 ------------       ------------

      Property, plant and
           equipment - net                         37,353,666         38,325,525
                                                 ------------       ------------

           TOTAL ASSETS                          $ 48,610,736       $ 48,951,539
                                                 ============       ============

(Continued)

                            FAIR GROUNDS CORPORATION
                           BALANCE SHEETS (CONTINUED)


                                                  (Unaudited)
                                                    July 31,         October 31,
                                                     2000               1999
                                                 ------------       ------------
      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Notes payable                              $    369,215       $    109,613
      Accounts payable                                267,107            849,288
      Accrued liabilities:
           Deferred purses                          5,053,282          8,104,835
           Host track fees                            548,191            432,721
           Uncashed mutuel tickets                    533,856            391,790
           Other                                      581,081            543,183
      Deferred revenues                               163,090            282,970
      Income taxes payable                          1,059,201              4,932
                                                 ------------       ------------

           Total Current Liabilities                8,575,023         10,719,332
                                                 ------------       ------------

DEFERRED INCOME TAXES                               9,652,819          9,652,819
                                                 ------------       ------------

           Total Liabilities                       18,227,842         20,372,151
                                                 ------------       ------------

STOCKHOLDERS' EQUITY
      Capital stock - no par value;
           authorized 600,000 shares,
           469,940 shares issued and
           468,580 shares outstanding               1,525,092          1,525,092
      Additional paid-in-capital                    1,936,702          1,936,702
      Retained earnings                            26,956,625         25,153,119
                                                 ------------       ------------

           Total                                   30,418,419         28,614,913

      Less: treasury stock at cost,
           1,360 shares                               (35,525)           (35,525)
                                                 ------------       ------------

           Total Stockholders' Equity              30,382,894         28,579,388
                                                 ------------       ------------

           TOTAL LIABILITIES AND
                STOCKHOLDERS' EQUITY             $ 48,610,736       $ 48,951,539
                                                 ============       ============

See accompanying notes to financial statements.

                            FAIR GROUNDS CORPORATION
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                For the Nine Months Ended July 31, 2000 and 1999
                                   (Unaudited)

                                                     2000               1999
                                                 ------------       ------------
REVENUES
      Pari-mutuel commissions                    $ 20,491,668       $ 20,881,549
      Breakage                                        540,562            578,369
      Uncashed mutuel tickets                         420,481            441,634
                                                 ------------       ------------

           Total                                   21,452,711         21,901,552

      Less: pari-mutuel tax                         2,580,986          2,626,526
                                                 ------------       ------------

      Commission income                            18,871,725         19,275,026
      Host track fees                              11,074,547         10,005,413
      Host track fees - related parties               281,601            305,591
                                                 ------------       ------------

           Total Mutuel Income                     30,227,874         29,586,030

      Concessions                                   2,014,660          2,045,898
      Video poker (net)                             1,321,624          1,295,708
      Admissions(net of taxes)                        573,258            647,019
      Parking                                          53,904             56,606
      Programs and forms                            1,121,312          1,188,800
      Miscellaneous                                   776,477            871,395
      Miscellaneous - related parties                  67,271             64,160
                                                 ------------       ------------

           Total Operating Revenues                36,156,380         35,755,616
                                                 ------------       ------------

RACING EXPENSES
      Purses                                       13,108,809         12,748,240
      Salaries and related taxes
           and benefits                             6,779,616          6,403,511
      Contracts and services                        2,409,633          2,331,287
      Host track fees                               2,470,319          2,477,603
      Depreciation                                  1,246,494          1,464,857
      Cost of sales - concessions                     716,403            659,576
      Utilities                                       788,088            722,611
      Repairs and maintenance                         533,561            520,760
      Programs, forms and other
           supplies                                 1,409,643          1,486,922
      Advertising and promotion                       906,579            497,070
      Advertising and promotion-related parties        97,644            608,512
      Rent                                            451,015            266,292
      Miscellaneous                                   440,267            526,551
                                                 ------------       ------------

           Total Racing Expenses                 $ 31,358,071       $ 30,713,792
                                                 ------------       ------------

(Continued)

                            FAIR GROUNDS CORPORATION
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                                   (CONTINUED)
                For the Nine Months Ended July 31, 2000 and 1999
                                   (Unaudited)

                                                      2000              1999
                                                  ------------      ------------
GENERAL AND ADMINISTRATIVE EXPENSES
      Salaries and related taxes
           and benefits                          $  1,622,613       $  1,577,235
      Insurance                                       608,885            657,713
      Property taxes                                  721,727            724,550
      Legal, audit and director fees                  480,955            795,897
      Contracts and services                           95,149             97,321
      Office expenses                                 370,236            252,726
      Miscellaneous                                   398,784          1,274,084
                                                 ------------       ------------

           Total General and
           Administrative Expenses                  4,298,349          5,379,526
                                                 ------------       ------------

NET INCOME (LOSS) FROM OPERATIONS                     499,960           (337,702)
OTHER INCOME (EXPENSE)
      Jazz and Heritage Festival Income             1,953,306          1,248,320
      Interest expense                                (13,746)           (17,021)
      Interest income                                  96,040            114,923
                                                 ------------       ------------

      Total Other Income (Expense)                  2,035,600          1,346,222
                                                 ------------       ------------

INCOME BEFORE PROVISION FOR INCOME
TAXES AND EXTRAORDINARY ITEM                        2,535,560          1,008,520

Provision for income taxes                            938,157            511,676
                                                 ------------       ------------

INCOME BEFORE EXTRAORDINARY ITEM
      (per share - 2000 - $3.41,
      1999 - $1.06)                                 1,597,403            496,844

Extraordinary item - gain from fire
      (net of $121,044 and $1,593,312
      of taxes in 2000 and 1999,
      respectively)                                   206,103          2,389,968
                                                 ------------       ------------

NET INCOME (per share
      2000 - $3.84, 1999 - $6.16)                $  1,803,506       $  2,886,812

RETAINED EARNINGS, BEGINNING OF
PERIOD                                           $ 25,153,119       $ 27,228,325


(Continued)

                            FAIR GROUNDS CORPORATION
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                                   (CONTINUED)
                For the Nine Months Ended July 31, 2000 and 1999
                                   (Unaudited)


                                                     2000               1999
                                                 ------------       ------------
DIVIDENDS PAID                                   $         --       $   (468,580)
                                                 ------------       ------------

RETAINED EARNINGS, END OF PERIOD                 $ 26,956,625       $ 29,646,557
                                                 ============       ============

CASH DIVIDENDS PER SHARE                         $                  $       1.00
                                                 ============       ============

WEIGHTED AVERAGE NUMBER OF
      SHARES OUTSTANDING                              468,580            468,580
                                                 ============       ============


See accompanying notes to financial statements

                            FAIR GROUNDS CORPORATION
                            STATEMENTS OF CASH FLOWS
                For the Nine Months Ended July 31, 2000 and 1999
                                   (Unaudited)


                                                                     2000               1999
                                                                 ------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES
      Net income                                                 $  1,803,506       $  2,886,812
                                                                 ------------       ------------
      Adjustments to reconcile net income
           to net cash used for
           operating activities:
           Extraordinary item -
                gain from fire                                       (327,147)        (3,983,280)
           Depreciation                                             1,246,494          1,464,857
           Change in assets and liabilities:
           (Increase) decrease in:
                Accounts receivable                                   487,832            586,633
                Inventory                                              (5,622)            (3,656)
                Prepaid expenses                                     (771,237)        (1,429,997)
                Restricted cash                                        (5,403)            (7,447)
           Increase (decrease) in
                Accounts payable and
                     accrued liabilities                             (428,813)        (1,180,220)
                Deferred revenue                                     (119,880)           (38,091)
                Deferred purses                                    (3,051,553)        (2,939,691)
                Income taxes payable                                1,054,269          1,546,535

                Uncashed mutuel tickets                               142,066             28,826

                Contracts Payable                                          --            (58,732)

                     Total adjustments                             (1,778,994)        (6,014,263)
                                                                 ------------       ------------
           Net cash provided by operating
                activities                                             24,512         (3,127,451)
                                                                 ------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES
           Proceeds from litigation
                settlement                                            327,147          3,983,280
           Capital expenditures                                      (274,635)          (460,883)
           Decrease (Increase) in deposits                            (34,329)            11,609
                                                                 ------------       ------------
           Net cash provided by investing
                activities                                             18,183          3,534,006
                                                                 ------------       ------------

(Continued)

                            FAIR GROUNDS CORPORATION
                      STATEMENTS OF CASH FLOWS (CONTINUED)
                For the Nine Months Ended July 31, 2000 and 1999
                                   (Unaudited)


                                                     2000               1999
                                                 ------------       ------------
CASH FLOWS FROM FINANCING ACTIVITIES
      Loan proceeds                              $    426,253       $    346,131
      Principal repayments on loans                  (166,651)          (199,275)
      Advances from third party                     1,000,000          1,000,000
      Repayments to third party                    (1,000,000)        (1,000,000)
      Dividends Paid                                       --           (468,580)
                                                 ------------       ------------

Net cash provided by (used for)
           financing activities                       259,602           (321,724)
                                                 ------------       ------------

NET INCREASE IN CASH
      AND CASH EQUIVALENTS                            302,297             84,831

CASH AND CASH EQUIVALENTS AT
      BEGINNING OF PERIOD                           8,488,808          7,577,730
                                                 ------------       ------------

CASH AND CASH EQUIVALENTS AT
      END OF PERIOD                              $  8,791,105       $  7,662,561
                                                 ============       ============

SUPPLEMENTAL DISCLOSURES:

      Interest paid                              $     13,746       $     17,021
                                                 ============       ============

      Income taxes paid                          $    345,000       $  1,283,000
                                                 ============       ============

                            FAIR GROUNDS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                For the Nine Months Ended July 31, 2000 and 1999
                                   (Unaudited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying Financial Statements have been prepared in accordance with the instructions to Form 10-Q and reflect all adjustments which management believes necessary (which adjustments are of a normal recurring nature) to present fairly the results for the periods stated.

The Company's business is seasonal, and interim results are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

For further information refer to the Financial Statements and footnotes included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1999.

NOTE 2 - COMMITMENTS AND CONTINGENCIES

Fire Related Litigation

The following is a brief description of the Traveler's Litigation that arose as a result of the December 1993 fire and in connection with the Company's efforts to collect insurance proceeds after the fire and that was concluded during the first nine months of fiscal 2000: On May 14, 1994, the Company filed an action in the 24th Judicial Court in the State of Louisiana against Travelers Indemnity Company of Illinois ("Travelers") and others. The Company contended that the insurance policy provided by Travelers provided the Company with blanket coverage in the amount of $24.2 million in excess of the $10 million of underlying coverage, and, accordingly, that Travelers was liable for the difference between $24.2 million and the amount previously paid by Travelers (approximately $9.5 million), plus statutory penalties of 10% of the amount not paid, interest, attorney's fees and costs. The Company further contended that the insurance agent and the insurance broker who arranged for the insurance were liable to the Company for any damages sustained because the amount of coverage was less than that claimed by the Company. Travelers' position was that its liability under such policy was limited to the amount which it had previously paid. In November 1996, the Company entered into a joint settlement with the insurance agent and broker, whereby the Company received a total of $10 million from those parties. The settlement also included a "Mary Carter" provision whereby the insurance agent and broker became entitled to share in certain recoveries that the Company might eventually obtain on its remaining claims against Travelers. The litigation against Travelers was concluded in January 2000 and the Company was awarded an additional $327,147 in attorneys fees, penalties and interest which was paid by Travelers. Under the Mary Carter provision, the Company was entitled to retain the full amount of such payment. This recovery of $206,103 (net of $121,044 of income taxes) is shown as an extraordinary item on the Company's statement of operations for the nine months ended July 31, 2000.

                            FAIRGROUNDS CORPORATION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                For the Nine Months Ended July 31, 2000 and 1999
                                  (Unaudited)

NOTE 2 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Other Litigation

In 1996, a suit was filed in U.S. District Court in Baton Rouge by Livingston Downs Racing Association ("Livingston") naming the Company and other defendants in an antitrust/civil RICO suit alleging the Company participated in a conspiracy to prevent the plaintiff from entering the live racing, off-track betting and video poker markets. The Company filed a motion for summary judgment in late 1998, but that motion has not been decided by the U.S. District Court. Livingston had previously filed a series of other legal actions against the Company which were resolved in the Company's favor. Management believes that Livingston's claims in this case are without merit. However, there is no assurance that the Company will successfully defend all of Livingston's claims. Because the amount in question has not yet been determined but could be substantial and because there is no assurance that there will be insurance coverage or that it will be adequate, as discussed below, the failure of the Company to prevail in this lawsuit could have a material adverse effect on the Company's operations, financial condition and cash flows. In a declaratory judgment action related to the Livingston suit brought by insurers for the Company and several of its affiliates, which case has been consolidated with the suit filed by Livingston, on January 14, 1999 the U. S. District Court granted the Company's motion for summary judgment, finding that coverage exists under certain of the Company's insurance policies for claims asserted by Livingston and that the insurers have a duty to defend. The insurers have filed a motion for new trial that is pending in the U. S. District Court. There is no assurance that the motion for new trial will be denied or, if denied, that the decision of the U. S. District Court will be affirmed on appeal or that the insurance policies will provide sufficient coverage to indemnify the Company fully.

A suit was filed in 1996 by the Louisiana Horsemen's Benevolent and Protective Association ("LHBPA"), an association of horsemen organized to promote the dissemination of information on issues critical to horsemen and the exchange of ideas and information, against the Company, the State of Louisiana, and all other pari-mutuel wagering facilities operating in Louisiana. The LHBPA is seeking a larger portion of video poker proceeds on the grounds that the State of Louisiana and the horse racing tracks in Louisiana have misinterpreted a Louisiana statute specifying the amount of revenues from video poker machines at pari-mutuel wagering facilities that are to be used as purse supplements. A motion for summary judgment seeking dismissal of this action was filed in April 1999 and is pending before the court. On August 8, 2000, the court denied a motion for summary judgment filed by another pari-mutuel wagering facility. In the process of denying that motion, the court indicated that it appeared that the pari-mutuel wagering facilities were improperly deducting tax payments in calculating the amount of revenues to be used in determining purse supplements. Notwithstanding such indication by the court, management believes that the Company is in compliance with the Louisiana statute and the guidelines established by the Louisiana State Police Gaming Division, which regulates compliance with the State of Louisiana video poker law, and that the Company has sufficient defenses to all claims. However, there is no assurance that the Company will successfully defend the LHBPA's claims. Because the amount in question could be substantial, the failure by the Company to prevail in this lawsuit could have a material adverse effect on the Company's operations, financial condition and cash flows. Except as described above, there are no material pending legal proceedings, other than ordinary routine litigation incidental to its business, to which the Company is a party or of which any of its property is the subject.


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                            FAIR GROUNDS CORPORATION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                For the Nine Months Ended July 31, 2000 and 1999
                                   (Unaudited)


NOTE 3 - ADVANCE

In January 2000, the Company received a non-interest bearing advance of $1,000,000 from Video Services, Inc., which was repaid in full in six equal monthly installments beginning in February 2000.

NOTE 4 - SUBSEQUENT EVENT

On August 29, 2000, the Company's Board of Directors adopted a resolution to amend the Company's Articles of Incorporation to provide for a reverse stock split that would have the effect of reducing the number of shareholders of record of the Company below 300 and enabling the Company to deregister its common shares under the Securities Exchange Act of 1934. The proposed amendment, which is subject to shareholder approval, calls for a reverse stock split in which each 200 common shares outstanding at the effective time of the amendment will be combined into one share but also provides for a reduction in the one for 200 ratio if that ratio results in the transaction being classified as a "business combination" under certain provisions of the Business Corporation Law of Louisiana. The proposed amendment also provides that no fractional shares will be issued in the reverse stock split and that $40.00 cash will be paid for each common share outstanding immediately prior to the effective time of the reverse stock split that is not combined into a whole share as a result of the reverse stock split. The Company anticipates that a special meeting of shareholders will be held in October or November 2000 to take action on the proposed amendment.


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

                                                                      APPENDIX A

                                 August 29, 2000

Board of Directors
Fair Grounds Corporation
1751 Gentilly Blvd.
New Orleans, LA 70119

Members of the Board:

Duff & Phelps, LLC ("Duff & Phelps") has been retained to provide our opinion to the Board of Directors of Fair Grounds Corporation ("Fair Grounds" or the "Company") as to the fairness, from a financial point of view, of a proposed reverse stock split (the "Reverse Stock Split") of the Company's common stock. Subject to shareholder approval, the Company's articles of incorporation will be amended to (1) reduce the number of shares that the Company is authorized to issue from 600,000 shares to 3,000 shares, (2) combine each approximately 200 shares into 1 new common share, and (3) pay cash in lieu of issuing fractional shares resulting from the Reverse Stock Split. Shareholders will receive $40.00 per pre-split share in lieu of fractional shares. In connection with this engagement, Duff & Phelps also assisted the Board of Directors regarding a determination of the fair market value of the Company's common stock.

Scope of Analysis

In the course of performing this engagement we:

- Held discussions with Company management regarding Fair Grounds' history and future prospects;

- Toured Fair Grounds Race Course with onsite OTB and one offsite OTB facility;

-        Reviewed and analyzed Fair Grounds' historical financial statements:
         Audited financial statements on SEC Form 10-K for the fiscal years ended October 31, 1994 through 1999; unaudited financial statements on SEC Form 10-Q for the periods ended January 31, 2000 and April 30, 2000; internal unaudited statements provided by the Company for the period ended July 31, 2000.

- Performed a discounted cash flow analysis based on projections prepared in conjunction with the management of the Company;

- Analyzed a group of seven publicly-traded gaming companies to analyze the industry's financial performance, growth, and valuation multiples; and

- Reviewed recent stock price and volume trading activity of Fair Grounds' common stock.

In arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the financial and other information considered in our review, whether from public sources or Fair Grounds, and have not assumed any responsibility for independent verification of such information. Industry information and financial data used in our analysis were obtained from regularly published industry and investment sources. Our opinion assumes that information and representations made by management and their representatives are substantially accurate regarding the Company and the Reverse Stock Split. We have not made any independent valuation or appraisal of the assets and liabilities of the Company. Our opinion is necessarily based upon current economic and market conditions and must be considered in that context.

Conclusion

Based upon, and subject to the foregoing, it is our opinion that as of the date hereof the consideration to be paid by the Company to shareholders in lieu of

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

fractional shares is fair from a financial point of view to those shareholders.

Respectfully submitted,


DUFF & PHELPS, LLC


LSB:ac

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